LEASE AGREEMENT

                                     BETWEEN

                        BELLEMEAD DEVELOPMENT CORPORATION

                                       AND

                                V-ONE CORPORATION




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                                TABLE OF CONTENTS


                             20250 CENTURY BOULEVARD
                           GERMANTOWN, MARYLAND 20874


Paragraph                                                               Page

1     Basic Lease Provisions........................................      1
2     Demised Premises..............................................      3
3     Term..........................................................      3
4     Use...........................................................      4
5     Minimum Rent..................................................      4
6     Cost of Living Adjustments to Rent............................      5
7     Adjustments to Rent...........................................      5
8     Deposits......................................................      8
9     Assignment and Subletting.....................................     10
10    Landlord's Work...............................................     12
11    Maintenance by Tenant.........................................     12
12    Alteration....................................................     12
13    Tenant's Agreement............................................     13
14    Entry for Repairs and Inspection..............................     14
15    Insurance Rating..............................................     14
16    Tenant's Insurance............................................     15
17    Tenant's Equipment............................................     17
18    Utilities and Services........................................     17
19    Indemnity.....................................................     18
20    Damage to Demised Premises....................................     18
21    Damage to Personal Property and Person........................     19
22    Destruction, Fire and Other Casualty..........................     19
23    Bankruptcy or Insolvency......................................     21
24    Default of Tenant.............................................     23
25    Waiver........................................................     27
26    Subordination.................................................     27
27    Condemnation..................................................     28
28    Rules and Regulations.........................................     29
29    Right of Landlord to Cure Tenant's Default;
       Late Payments................................................     29
30    Holding Over..................................................     30
31    No Representations by Landlord................................     30
32    Brokers.......................................................     31
33    Notices.......................................................     31
34    Estoppel Certificates.........................................     31
35    Financing Requirements........................................     32
36    Covenants of Landlord.........................................     32

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37    Lien for Rent.................................................     32
38    Successors and Assigns........................................     32
39    Entire Agreement..............................................     32
40    Applicable Law................................................     33
41    Limitation of Landlord's Liability............................     33
42    Waiver of Redemption..........................................     33
43    No Option.....................................................     33
44    Attorney's Fees...............................................     33
45    Partial Invalidity............................................     34
46    Pronouns......................................................     34
47    Parkin........................................................     34
48    Costs Associated with Landlord's Approval.....................     35



Exhibits
--------

A     Demised Premises [TO BE PROVIDED]
B     Work Letter
C     Rules and Regulations
D     Sample Rent Letter
E     Cleaning and Char Service Specifications
F     Legal Holidays

















                                      (ii)
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                                 LEASE AGREEMENT
                                 ---------------


      THIS LEASE AGREEMENT ("Lease") is made as of the date set forth below, by and between BELLEMEAD DEVELOPMENT CORPORATION ("Landlord") and V-ONE CORPORATION ("Tenant").

                                   WITNESSETH
                                   ----------

      In consideration of the mutual agreements hereinafter set forth, the parties do hereby mutually agree as follows:

      1. BASIC LEASE PROVISIONS. The following are certain lease provisions which are part of, and, in certain instances, referred to in, subsequent provisions of this Lease:

            (a)   Date of Lease:  March 24, 1997

            (b) Landlord: Bellemead Development Corporation, a Delaware Corporation

            (c)   Tenant:   V-One Corporation, a Delaware corporation

            (d)   Demised Premises:approximately 28,312 square feet of
                                   rentable area consisting of 21,516 and
                                   6,796 rentable square feet on the 3RD AND
                                   4TH floor(s) respectively of the building located in the 270 Corporate Center ("Center") at 20250 Century Boulevard, Germantown, Maryland 20874 ("Building")

            (e)   Term:  Six (6) Years

            (f)   Estimated Commencement Date:  July 1, 1997

            (g) Use: General Office and Administrative and assembling as disassembling computer systems

            (h)   Minimum Rent:   $ 516,977.12  per annum
                                  ------------
                                  $  43,081.43  per month
                                  ------------
      Subject to adjustment as provided in Paragraph 2 of the Addendum.

            (i)   Tenant's Operating Expense Allowance: See Addendum,
                  Paragraph 3.

            (j)   Tenant's Real Estate Tax Allowance: See Addendum, Paragraph 3.

            (k)   Tenant's Pro Rata Share:  26.51%


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            (1)   Deposits:  $ 370,000.00 security deposit - See Addendum,
                             ------------
                             Paragraph 7.
                             $  43,081.43 first month's Minimum Rent
                             ------------

            (m)   Deadline for Delivery of Tenant's Plans and
      Specifications:  N/A

            (n)   Broker:

The Fred Ezra Company                     CB Commercial Real Estate Group
4520 East-West Highway                    6550 Rock Spring Dr., Suite 200
Bethesda, MD 20814                        Bethesda, MD 20817
Attn: Mike Jacoby                         Attn: Carl F. Pfeiffer

             (o)   Landlord's Address:      Bellemead Development Corporation
                                            20201 Century Boulevard
                                            Germantown, MD  20874

                                            with a copy to:

                                            Bellemead Development
                                              Corporation
                                            Four Becker Farm Road
                                            Roseland, NJ  07068
                                            Attn:  Legal Department

                                            and an additional copy to Landlord's
                                            Agent:

                                            Bellemead Management Co., Inc.
                                            20251 Century Boulevard
                                            Germantown, MD  20874

            (p)   Tenant's Address:         prior to Lease Commencement Date:

                                            1803 Research Boulevard
                                            Suite 305
                                            Rockville, MD 20850
                                            Attn: Chief Financial Officer

                                            after Lease Commencement Date:

                                            20250 Century Boulevard
                                            Suite 300
                                            Germantown, MD  20874
                                            Attn: Chief Financial Officer



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                                            with a copy to:

                                            The Fred Ezra Company
                                            4520 East-West Highway
                                            Suite 650
                                            Bethesda, MD 20814
                                            Attn: Mike Jacoby


            (q)   Parking: Eighty-Eight (88) spaces

      2. DEMISED PREMISES. Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord, for the term and upon the conditions herein provided the premises described in Paragraph l(d) above and shown on the plan attached hereto as Exhibit A (the "Demised Premises").

      3.    TERM.

            (a) This Lease shall be for the term ("Term") set forth in paragraph l(e) above (or until such Term shall sooner cease and expire as hereinafter provided) beginning on the Lease Commencement Date (hereinafter defined) and ending at midnight on the last day of the Term; provided, however, if the Lease Commencement Date is other than the first day of a calendar month, the period between the Lease Commencement Date and the first day of the next calendar month shall be added to the Term.

            (b) The parties intend that the Lease Commencement Date be on or about the date set forth in Paragraph l(f) hereof (the "Estimated Commencement Date"), but the Lease Commencement Date shall be fixed and ascertained as hereinafter set forth. The Lease Commencement Date shall be the earlier of: (i) the date upon which the Demised Premises shall be "substantially completed," as defined in the Work Letter (attached as Exhibit B) or (ii) the date upon which the Tenant shall take possession of all or any part of the Demised Premises for the conduct of its business.

            (c) After the Lease Commencement Date, Landlord and Tenant, promptly upon the request of either of them, will execute and deliver to each other an agreement in recordable form setting forth the Lease Commencement and Termination Dates.

            (d) If prior to the Lease Commencement Date, Tenant shall enter the Demised Premises to make any installations of its equipment, fixtures and furnishings, Landlord shall have no liability or obligation for the care or preservation of Tenant's property.

            (e) Landlord agrees to provide access to the telephone company during the course of construction, to permit Tenant's installations of telephone. Notwithstanding, the parties agree that the failure of the telephone company to complete the telephone installation and to provide service on the


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Lease Commencement Date shall not delay or defer the determination of the Lease
Commencement Date and the obligation of Tenant to pay rent therefrom.

            (f) Anything contained in this paragraph to the contrary notwithstanding, if for any reason the Demised Premises are not ready for occupancy on the Estimated Commencement Date, this Lease shall nevertheless continue in full force and effect; the Lease Commencement Date shall be advanced until the Demised Premises are "substantially completed"; and the termination date shall be adjusted to provide the full Term set forth above. The Landlord agrees to use good faith efforts to complete the Demised Premises by the Estimated Commencement Date.

            (g) In the event the Lease Commencement Date is postponed due to any reason set forth in Paragraph D of the Work Letter, or any other delay caused by Tenant, Tenant shall pay to Landlord as Additional Rent, one day's rent computed in accordance with this Lease for each calendar day of delay as liquidated damages.

            (h) In the event the Demised Premises are not substantially completed by the Estimated Commencement Date, Landlord shall not be liable or responsible for any claims, damages or liabilities by reason of such delay, nor shall the obligations of Tenant hereunder be affected, except as specifically set forth hereinafter.

      4. USE. Tenant will use and occupy the Demised Premises solely for the uses set forth in Paragraph l(g) above, in accordance with the certificate of occupancy and the use permitted under applicable zoning regulations and for no other purpose. Tenant will not use or occupy the Demised Premises for any unlawful, disorderly, or hazardous purpose, and will not manufacture any commodity or prepare or dispense any food or beverage therein, except for Tenant's personal use in the Demised Premises. Tenant will comply, in its use of the Demised Premises, with all present and future laws, regulations and governmental requirements of any governmental or public authority having jurisdiction over the Demised Premises.

      5.    MINIMUM RENT.

            (a) Tenant covenants and agrees to pay to Landlord as rent for the Demised Premises the amount set forth in Paragraph l(h) above ("Minimum Rent"). Minimum Rent shall be payable in advance on the first day of each calendar month during the Term of this lease. Tenant shall also pay, as Additional Rent, all such other sums of money as shall become due from and payable by Tenant to Landlord under this Lease. Unless otherwise specified herein, Additional Rent shall be paid by Tenant with the next installment of Minimum Rent falling due. Landlord shall have the same remedies for default for the payment of Additional Rent as are available to Landlord in the case of a default in the payment of Minimum Rent.

            (b) If the Lease Commencement Date occurs on a day other than on the first day of a month, rent from the Lease Commencement Date until the first day of the following month shall be prorated at the rate of one-thirtieth (1/30) of the fixed monthly rental for each such day, payable in advance on the Lease Commencement Date.



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




            (c) Tenant will pay said rent without demand, deduction, set-off or counterclaim, by check to Landlord's Agent: Bellemead Management Co., at Four Becker Farm Road, Roseland, NJ 07068 or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time or times accept said rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute a waiver of any or all of Landlord's rights hereunder.

      6.    COST OF LIVING ADJUSTMENTS TO RENT. - DELETED

      7.    ADJUSTMENTS TO RENT.

            (a) Commencing with the first day of the Second Lease Year and continuing for each Lease year thereafter (or portion thereof) throughout the Term, including the Lease year in which this Lease terminates, Tenant shall pay to Landlord as Additional Rent Tenant's Pro Rata Share (as defined below) of the excess, if any, of the sum of Operating Expenses (hereinafter defined) for the Building and Real Estate Taxes (hereinafter defined) for such Lease year over Tenant's specified allowance thereafter set forth in Paragraph 3 of the Addendum. In the event that, for any calendar year, Tenant's liability for increases in Operating Expenses and Real Estate Taxes does not encompass the full calendar year, Tenant's share thereof for such calendar year shall be determined by multiplying the amount of Tenant's share for the full calendar year by a fraction, the numerator of which is the number of calendar days during such calendar year for which Tenant is responsible and the denominator of which is 365. Landlord and Tenant hereby agree that Tenant's Pro Rata Share shall be the percentage set forth in Paragraph l(k) above ("Pro Rata Share"), which represents the ratio that the area of the Demised Premises bears to the total rentable area of office space contained in the Building. Notwithstanding the foregoing, for purposes of calculating Tenant's Pro Rata Share of increases in Operating Expenses and Real Estate Taxes such increases shall not exceed six percent (6%) of the prior year's Operating Expenses and Real Estate Taxes.

            (b) The term "Operating Expenses" shall mean all of the costs and expenses incurred in operating and maintaining the Building in a first-class manner, as reasonably determined by Landlord, including by way of illustration, but not limitation: (iii) water and sewer charges, (iv) insurance premiums, (v) utilities, (vi) management costs, fees and commissions, (vii) maintenance and repair expenses, including salaries, wages and other personnel costs of janitors, engineers, superintendents, watchmen and other Building employees,
(viii) supplies, (ix) costs and upkeep of all parking and common areas other than retail areas, (x) the costs of any additional services not provided to the Building at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building. Operating Expenses shall not include:
(i) principal and interest payments on any mortgages, deeds of trust or other financing encumbrances, (ii) leasing commissions or other costs related to the leasing of space payable by Landlord, or (iii) deductions for depreciation of the building. See Addendum, Paragraph 4 for additional exclusions from Operating Expenses. Operating expenses shall include the yearly amortization of capital costs incurred by Landlord (i) for improvements or structural repairs to the Building required to comply with any changes in the laws, rules or regulations of any governmental authority having jurisdiction or enacted after the date

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hereof, or (ii) for purposes of reducing operating expenses, which costs shall be amortized over the useful life of such improvements or repairs as determined in accordance with GAAP.

            (c) The term "Real Estate Taxes" shall include all taxes, general and special, or ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Building or the land (including W.S.S.C. connection and usage fees to the extent attributable to the Tenant). Landlord shall have no obligation to contest, object or litigate the levying or imposition of Real Estate Taxes, and may settle, compromise, consent to, waive or otherwise determine in its discretion any such taxes without consent of Tenant. Real Estate Taxes which are being contested by Landlord shall be included for purposes of computing Tenant's Pro Rata Share of increased Real Estate Taxes, but if Tenant shall have paid any amount of Additional Rent pursuant to this paragraph and Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payments shall have been based, Landlord shall pay to Tenant its Pro Rata Share of such refund, less all costs involved in obtaining said refund. Landlord's obligation to refund Tenant's Pro Rata Share of any refund of Real Estate Taxes shall survive the expiration or other termination of this Lease. If any taxes are separately assessed against Landlord or the Building due to improvements, alterations, additions and substitutions undertaken by or at the specific request of Tenant other than the original Tenant improvements for the Demised Premises, Tenant shall be solely responsible for the payment of such tax.

            (d) After the end of each calendar year during the Term, Landlord shall determine the amount, if any, by which the Operating Expenses for the Building and the Real Estate Taxes during the preceding calendar year exceeded the allowances set forth in Paragraph 3 of the Addendum. Within ninety (90) days after the close of each calendar year, Landlord shall provide to Tenant a detailed written statement of this determination of the preceding year's excess Operating Expenses and Real Estate Taxes. The statement shall also include Landlord's estimate of increases in Operating Expenses and Real Estate Taxes for the ensuing year, which shall include Tenant's Pro Rata Share of increased Operating Expenses and Real Estate Taxes for the ensuing calendar year ("Expense Statement"). Failure by Landlord to give such Expense Statement by such date shall not constitute a waiver by Landlord of its right to require an increase in rent. Upon receipt of the Expense Statement for the preceding year, Tenant shall pay in full with the next monthly rent falling due the total amount of increase due for the preceding year and the amount of any such increase shall be used as an estimate for the ensuing year. Said estimate shall be divided into twelve
(12) equal monthly installments and shall be payable by Tenant to Landlord concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next year's statement is rendered. If the next or any succeeding year results in a greater increase in Operating Expenses or Real Estate Taxes, then upon receipt of an Expense Statement from Landlord, Tenant shall pay a lump sum equal to its Pro Rata Share of such total increase in Operating Expenses and Real Estate Taxes over the base, less the total of the monthly installments of estimated increases paid in the previous lease year for which comparison is then being made to the base; and the estimated monthly installments to be paid for the next year, following said year, shall be adjusted to reflect such increase. If in any year Tenant's Pro Rata Share of increased Operating Expenses and Real Estate Taxes be less than the preceding year, then upon receipt of Landlord's Expense Statement, any other payment made by Tenant on the monthly installment basis provided above shall be

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credited toward the next monthly rent falling due and the estimated monthly installments of Operating Expenses and/or Real Estate Taxes, as applicable, to be paid shall be adjusted to reflect such lower Operating Expenses or Real Estate Taxes for the most recent comparison year.

            (e) Even though the Term has expired and Tenant has vacated the Demised Premises, when the final determination is made of Tenant's Pro Rata Share of increased Operating Expenses and Real Estate Taxes for the year in which the Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease shall be immediately rebated by Landlord to Tenant.

            (f) Each Expense Statement provided by Landlord pursuant to this paragraph shall be conclusive and binding upon Tenant unless within ninety (90) days after receipt of the Expense Statement, Tenant shall notify Landlord that it disputes the correctness of the Expense Statement, specifying the respects in which the Expense Statement is claimed to be incorrect. Tenant, at its expense, shall then have the right to audit Landlord's books and records relating to the Expense Statement and the base year. Pending determination of the dispute, Tenant shall pay within thirty (30) days from notice any amounts due from Tenant in accordance with the Expense Statement, but such payment shall be without prejudice to Tenant's position. See Addendum, Paragraph 5.


            (g) In the event that any statute, regulation, or proclamation having the effect of law prevents an increase in the rent in accordance with any term or provision of this Lease, the amount of the increase in the rent which would have gone into effect but for the operation of such statute, regulation, or proclamation will be accumulated. Said accumulated amount will be payable in twelve equal monthly installments beginning immediately after such statute, regulation, or proclamation ceases to prohibit such rental increases and will be payable in addition to the then current Minimum Rent. If the Demised Premises are still under Lease at the time that such statute, regulation or proclamation ceases to prohibit such rental increases, then the current Rent shall be immediately increased to the level where it would have been had no such statute, regulation or proclamation ever been in effect.

            (h) Notwithstanding anything contained in this article, in no event shall Minimum Rent be less than the Minimum rent specified herein.

       8. DEPOSITS. Upon execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Paragraph 1(1) above as a deposit to be applied against the first month's Minimum Rent. In addition, Tenant shall pay to Landlord as a security deposit the sum set forth in Paragraph l(1) above in cash or in the form of a letter of credit. If the security deposit is in the form of a letter of credit, the letter of credit shall be irrevocable and unconditional, in standard form, and issued to Landlord for a term expiring no earlier than thirty (30) days following the expiration of the term of this Lease. In the event Tenant is unable to obtain a letter of credit for such term, it may

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substitute a series of letters of credit, each having a term of one year. Tenant shall deliver each replacement letter of credit to Landlord not less than thirty
(30) days prior to the end of each lease year. Upon receipt of the replacement letter of credit, Landlord shall return the previous letter of credit to Tenant (or the proceeds of the letter of credit less draws permitted hereunder in the event of Tenant's default). Time is of the essence as to this requirement and Tenant's failure to deliver the replacement letter(s) of credit within the time frame set forth herein shall be deemed a material Default. See Addendum, Paragraph 7 for provisions regarding return of portions of the security deposit. Such deposit (which, if in the form of cash, shall bear interest to Tenant) shall be considered as security for the prompt payment and performance by Tenant of all of Tenant's obligations under this Lease. Within thirty (30) days of the expiration of the Term hereof (or any renewal or extension thereof in accordance with this Lease), Landlord shall (provided that Tenant is not in default under the terms hereof) return and pay back such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to make good any default by Tenant. In the event of any Default (as defined hereafter) by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to draw upon the letter of credit and apply all or any portion of the security deposit to cure such Default, in which event Tenant shall be obligated to promptly deposit with Landlord the amount necessary to restore the security deposit to its original amount. The use application or retention of the security deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall be entitled to look to the new Landlord for the return of the security deposit and, to the extent the Landlord has transferred the security deposit, Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the security deposit, or the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the security deposit. In such event, upon the return of the security deposit (or balance thereof) to the original Tenant, Landlord shall be completely relieved of liability under this paragraph. The security deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant, and shall not be encumbered by Landlord except in connection with an assignment of leases from Landlord to its lender.

      9.    ASSIGNMENT AND SUBLETTING.

            (a) Except as otherwise expressly provided to the contrary herein, Tenant covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet the Demised Premises or any part thereof without the prior written consent of Landlord, which consent, subject to the provisions of this Paragraph, shall not be unreasonably withheld. Sales aggregating fifty percent (50%) or more of the capital or voting stock of Tenant (if Tenant is a nonpublic corporation - transfer of stock in a public corporation shall not be considered an assignment of this Lease) or transfers aggregating fifty percent (50%) or more of Tenant's partnership interests (if Tenant is a partnership) shall be deemed to be an assignment of this Lease, provided, however, that (i) the sale of stock in connection with an initial public offering, or (ii) the merger or

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consolidation of Tenant with another entity whereby the surviving entity has a net worth of at least equivalent to Tenant on the date hereof, shall not be deemed to be an assignment of this Lease.

            (b) If Tenant shall desire to sublet all or any portion of the Demised Premises or assign this Lease, it shall first submit in writing to
Landlord:

                  (i) the name(s) and address(es) of the proposed subtenant(s) or assignee(s);

                  (ii) the terms and conditions of the proposed subletting or assignment.

                  (iii) the nature and character of the business of the
            proposed subtenant or assignee; and

                  (iv) banking, financial and other credit information relating to the proposed subtenant or assignee reasonably sufficient to enable Landlord to determine the proposed subtenant's or assignee's financial responsibility.

            (c) Tenant shall, by notice in writing as described in subparagraph
(b) above, advise Landlord of its intention to sublease or assign from, on and after a stated date (which shall not be less than forty-five (45) days after the date of Tenant's notice) all or any part of the Demised Premises, in which event Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice. Such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice and Tenant thereafter shall be relieved from all liability with respect thereto accruing after the date of such termination. In the event less than all of the Demised Premises are recaptured, Landlord, at its sole cost and expense, shall be obligated to construct and erect such partitioning as may be required to sever the portion of the Demised Premises retained by Tenant from the portion of the Demised Premises recaptured. Notwithstanding the foregoing, Landlord's recapture right shall not apply to a sublease of less than 10,000 rentable square feet for less than the remainder of the Term.

            If this Lease is cancelled pursuant to the foregoing provision with respect to less than the entire Demised Premises, the rent, Tenant's Pro Rata Share pursuant to Paragraph l(k) hereof and the parking spaces pursuant to Paragraph l(q) hereof shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet originally demised under this Lease and this Lease, as so amended, shall continue thereafter in full force and effect.

            In addition to the foregoing requirements, no sublease shall be made if such sublease shall result in an occupancy of more than two (2) tenants in the portion of the Demised Premises located on the fourth floor or six (6) tenants in the portion the Demised Premises located on the fourth floor, including Tenant hereunder, or if the sublease shall be for a term of less than two (2) years, unless the unexpired term of this Lease shall be less than two
(2) years.



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            If Landlord does not elect to recapture the Demised Premises, Tenant shall be free for a period of one hundred twenty (120) days thereafter to sublet such space or to assign this Lease to such proposed subtenant(s) or assignee(s) if Landlord shall consent thereto, which consent shall not be unreasonably withheld or delayed, provided that such sublease or assignment shall be on the same terms and conditions set forth in Tenant's notice provided for in subparagraph (b) above.

            (d) In the event Landlord shall not elect to recapture the portion of the Demised Premises which Tenant desires to sublet, or if Tenant shall desire to assign this Lease and Landlord shall not elect to recapture the Demised Premises, and Landlord shall consent to such subletting or assignment, fifty percent (50%) of the net sums or other economic consideration received by Tenant as a result of such subletting or assignment, whether denominated rental or otherwise under the sublease or assignment, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such sublease) after deduction of all of Tenant's reasonable costs of subletting and assignment, shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing other obligations of Tenant hereunder.

            (e) Any subletting or assignment hereunder shall not in any event release or discharge Tenant hereunder of or from any liability, whether past, present or future, under this Lease and Tenant shall continue fully liable hereunder. The subtenant or assignee shall agree to assume, comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned; and Tenant shall deliver to Landlord promptly after execution, an executed copy of such sublease or assignment and an agreement of assumption or compliance by such subtenant or assignee.

            (f) In the event that Landlord does not respond to Tenant's written request to sublease or assign any portion of the Premises within fifteen (15) days of Tenant's request, Landlord's approval shall be deemed given to the proposed sublease or assignment specified in Tenant's notice.

      10. LANDLORD'S WORK. Annexed hereto as Exhibit "B" and made a part hereof is Landlord's Work Letter (the "Work Letter"). The parties acknowledge that the plans and specifications required by Landlord in accordance with the provisions of the Work Letter are attached hereto and Landlord agrees that it shall construct the Demised Premises in accordance with the Work Letter and the attached Plans.

      11. MAINTENANCE BY TENANT. Tenant shall at its expense keep the Demised Premises (including all improvements, fixtures and all other property contained in the Demised Premises) in a neat and clean condition, and in good order and repair, and will surrender the Demised Premises at the end of the Term in as good order and condition as they were at the commencement of the Term, except for reasonable wear and tear and casualties and damages for which Tenant is not responsible hereunder. Tenant shall not commit or suffer to be committed any waste upon the Demised Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or any person outside the Building in contravention of such person's legal rights.

      12. ALTERATIONS. (a) The original improvement of the Demised Premises by Landlord for Tenant shall be in accordance with Exhibit B attached hereto. Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise, in or to the Demised Premises or the Building, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, Landlord's consent shall not be required for any alterations within the Demised Premises which do not affect the Building's structural components or systems. All alterations, decorations, additions or improvements permitted herein or otherwise consented to by Landlord must conform to all governmental and insurance rules and regulations established from time to time. As a condition precedent to any such required written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics' and materialmens' liens upon the land and Building for all work, labor and services to be performed, and material to be furnished, by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Demised Premises, the Building and/or the land, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive, or release the default of Tenant in not discharging the same. It is further understood and agreed that in the event Landlord shall give its written consent to Tenant's making any such alterations, decorations, additions or improvements, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Demised Premises, the Building or the land to any mechanic's or materialmen's liens which may be filed in respect of any such alterations, decorations, additions or improvements made by or in behalf of Tenant.

            (b) Landlord reserves the right to (i) construct additional improvements to the Building beyond those shown on the preliminary floor plans and (ii) install and maintain pipes, ducts, conduits, wires and structural elements located in the Demised Premises which serve other parts or other tenants of the Building, provided that no such installation shall materially impair Tenant's use of the Demised Premises.

      13. TENANT'S AGREEMENT. Tenant further agrees that no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of the Demised Premises or Building, except on the directories and doors of offices, and then only in such size, color and style as the Landlord shall reasonably approve; that the Landlord shall have the right to prohibit any advertisement of any Tenant which in the Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices or for financial, insurance or other institutions and businesses of like nature, and upon written notice from the Landlord, Tenant shall refrain from and discontinue such advertisement; that the Landlord shall have the right to prescribe the weight, and method of installation and position of safes or other heavy fixtures or equipment and Tenant shall not install in the Demised Premises any fixtures, equipment or machinery that will place a load upon any floor exceeding the floor load per square foot area which such floor was designed to carry; that all damage done to the Building by taking in or removing a safe or any other article of Tenant's office equipment, or due to its being in the Demised Premises, shall be repaired at the expense of Tenant. No freight, furniture or other bulky matter of any description shall be received into the Building or carried in the elevators other than in the freight elevator, except as approved by the Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of the Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Tenant agrees promptly to remove from the public area adjacent to said Building any of Tenant's merchandise there delivered or deposited.

      14. ENTRY FOR REPAIRS AND INSPECTION. Tenant shall permit Landlord, or its representative(s), to enter the Demised Premises at all reasonable times, following twenty-four hour's prior notice, unless shorter notice is necessitated under the circumstances, to examine, inspect and protect the same, and to make such alterations and/or repairs as in the judgment of Landlord may be deemed necessary provided that Landlord shall use good faith efforts to minimize interruptions to Tenant's business operations, or to exhibit the same to prospective tenants during the last six (6) months of the Term of this Lease. If, in an emergency, it shall become necessary to make promptly any repairs or replacements required to be made by Tenant, then Landlord may, at its option, proceed forthwith to have such repairs or replacements made and to pay the cost thereof for Tenant's account. Tenant shall reimburse Landlord for the cost of such repairs or replacements on demand. There shall be no abatement of rent and no liability by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Demised Premises, the Building or in or to fixtures.

      15. INSURANCE RATING. Tenant will not conduct or permit to be conducted any activity or place any equipment in or about the Demised Premises, which will, in any way, increase the rate of insurance premiums on the Building; and if any increase in the rate of insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment in or about the Demised Premises, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor, within ten (10) days of receipt of written notice, and said sum shall be deemed to be Additional Rent.

      16.   TENANT'S INSURANCE.

            (a) Coverage. Tenant shall obtain the issuance of, pay the premiums therefor, and maintain in full force and effect during the Lease term the following types of insurance:

                  (1) Comprehensive Liability. A general comprehensive liability insurance policy or policies naming Landlord and any mortgagee or ground lessor of the Building as additional insureds, protecting the Landlord in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) for injuries to or death of one person, and in the amount of One Million and No/100 Dollars ($1,000,000.00) for injuries or deaths arising out of one accident, and in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) for property damage, which amounts may be increased from time to time by the Landlord in its reasonable determination based upon insurance generally required for similar buildings in the area.

                  (2) All-Risk Property. All-risk property insurance, naming Landlord and any mortgagee of the Building as additional insureds and loss payees, written at replacement cost value and with replacement cost endorsement, covering all of Tenant's personal property in the Demised Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements installed in the Demised Premises. Any and all proceeds of such insurance, so long as this Lease shall remain in effect, shall be used only to repair or replace the items so insured.

                  (3) Worker's Compensation. If and to the extent required by law, worker's compensation or similar insurance in form and amounts required by law.

            (b) Policy Requirements. All insurance polices required to be procured by Tenant under this Lease (1) shall be issued by responsible insurance companies rated at least "A" by A.M. Best Company licensed to do business in the jurisdiction in which the Building is located and shall have such form and content as shall be approved by Landlord (which approval shall not be unreasonably withheld); (ii) shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; and
(iii) shall contain an express waiver of any right of subrogation by the insurance company against Landlord (See Addendum, Paragraph 11), its agents and employees. With respect to each and every one of the insurance polices required to be procured by Tenant under this paragraph, on or before the Lease Commencement Date, and at least thirty (30) days before the expiration of the expiring policies previously furnished, Tenant shall deliver to Landlord certified copies of each such policy or renewal thereof, as the case may be, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, and if Tenant includes the Demised Premises in such blanket coverage, Tenant shall deliver to Landlord a duplicate original or certified copy of each such insurance policy or such other evidence that may be satisfactory to Landlord and the holder of any first deed of trust on the Building. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide that such insurance policy shall not be cancelled unless Landlord shall have received fifteen (15) days' prior written notice of cancellation.

            (c) Landlord's Right to Maintain Coverage. In the event Tenant shall fail to provide such insurance, or shall fail to pay the premiums when due, Landlord shall have the right to cause such insurance to be issued and to pay the premiums therefor, or any premiums in default, and to collect same as Additional Rent together with interest on the amount of such premiums from the date of payment by Landlord until the date of repayment by Tenant at the rate of twelve percent (12%) per annum or the highest legal rate, whichever is lower.

            (d) No Limitation. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

            (e) Compliance With Insurance Requirements. Tenant shall comply with all requirements of Landlord's and Tenant's insurance carriers and shall not do or permit to be done any act or thing upon the Demised Premises that will invalidate or be in conflict with fire insurance policies covering the Building or any part thereof, fixtures and property in the Building or the Demised Premises or any other insurance policies or coverage referred to in this paragraph, and shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters having jurisdiction, or any other similar body in the case of such fire insurance policies, and the applicable insurance rating bureau or similar body in the case of all other such insurance policies.

      17. TENANT EQUIPMENT. Maintenance and repair of equipment such as kitchen fixtures, separate air conditioning equipment, or any other type of special equipment, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant and Landlord shall have no obligation in connection therewith.

      18. UTILITIES AND SERVICES. The Landlord shall furnish electric current required for lighting purposes and the operation of ordinary office equipment typically found in modern office space ("Normal Office Use") by Tenant in accordance with Paragraph B of the Work Letter, which usage shall be measured and computed by Landlord's check meter, water, lavatory supplies, and automatically operated elevator service during normal business hours (provided normal electric service, excluding HVAC, water and elevator service shall be available 24 hours a day, seven days a week), and normal and usual cleaning and char service in accordance with the Cleaning and Char Specifications attached hereto as Exhibit E after business hours; the Landlord further agrees to furnish heat, ventilation and air-conditioning during the appropriate seasons of the year, on Monday through Friday during the hours of 8:00 a.m. through 6:00 p.m. and Saturday 9:00 a.m. to 1:00 p.m. (exclusive of legal holidays, as set forth on Exhibit F attached hereto and incorporated herein by reference ("Legal Holidays")), provided, however, that Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any of such services caused by breakdown, maintenance or repair work or strike, riot, civil commotion, or any cause or reason whatever beyond the control of the Landlord. In the event Tenant shall require electric current in excess of that required for Normal Office, and Tenant's electrical usage exceeds an average of 4.5 watts per rentable square foot for all purposes including lighting and power, exclusive of HVAC and fire and life safety power (except specialty HVAC and fire and life safety power installed in the Demised Premises for the benefit of Tenant) or the cost of such electrical usage exceeds Tenant's electric allowance set forth in Paragraph 3 of the Addendum, Tenant shall pay the cost thereof to Landlord on demand. In the event Tenant shall require heat, ventilation and air-conditioning ("HVAC") in excess of that required for Normal Office Use or during hours when

HVAC is not otherwise furnished by Landlord, Tenant shall pay the actual direct cost thereof, including a reasonable factor for equipment depreciation which cost currently is estimated to be $35.00 per hour per floor and all costs, if any, associated with the installation of meters to measure cooling energy. Tenant shall notify Landlord by 3:00 p.m. Monday - Thursday and by 1:00 p.m. on Friday prior to the time it requires additional HVAC; provided Landlord agrees to use reasonable efforts to accommodate Tenant's request for additional HVAC on shorter notice. In the event Tenant shall require water in excess of that usually furnished for the use of the Demised Premises as general office space (due to the installation or use of private lavatory and/or shower facilities, or otherwise), Tenant shall first procure the written consent of Landlord, which Landlord may refuse. Landlord may condition its consent upon the installation of a separate water meter to measure the amount of water consumed upon the Demised Premises. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by the Tenant. The Tenant shall execute any and all applications for service or forms required by WSSC and shall pay Landlord promptly upon demand therefor by Landlord for all water consumed as shown by said meter, at the rates charged for such service by WSSC, plus any additional charges imposed by WSSC. In the event a separate water meter is installed for the Demised Premises, then only water for the common areas of the Building shall be included in Operating Expenses. Landlord hereby represents that there is currently a property manager located at the Center during normal business hours and that if there is not a property manager located at the Center in the future, there will be a local representative available by telephone.

      19. INDEMNITY. Tenant shall indemnify Landlord and its agents and employees and save it harmless from and against any and all claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Demised Premises and/or the Building and grounds, or the occupancy or use by Tenant of the Demised Premises or any part thereof, occasioned by any negligent act or omission of the Tenant, its agents, contractors, employees, servants, permitted subtenants, invitees or licensees, or resulting from any Default, breach, violation or nonperformance of this Lease by Tenant. In the event that Landlord or its agents and employees shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid in connection with such litigation. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be recovered against Landlord in connection with the foregoing.

      20. DAMAGE TO DEMISED PREMISES. All injury to the Demised Premises or the Building caused by moving the property of Tenant into, in or out of, the said Building and all breakage done by Tenant or the agents, servants, employees and visitors of Tenant, shall be repaired by Tenant at the expense of the Tenant. In the event that the Tenant shall fail to do so, then the Landlord shall have the right to make such necessary repairs, alterations and replacements (structural, nonstructural or otherwise) and any reasonable charge or cost so incurred by the Landlord shall be paid by Tenant with the right on the part of the Landlord to elect in its discretion, to regard the same as Additional Rent in which event such cost or charge shall become Additional Rent payable with the installment of rent next becoming due or thereafter falling due under the terms of this Lease.

This provision shall be construed as an additional remedy granted to the Landlord and not in limitation of any other rights and remedies which the Landlord has or may have in said circumstances.

      21. DAMAGE TO PERSONAL PROPERTY AND PERSON. All property of Tenant, its agents or invitees, or of any other person, in or on the Demised Premises or the Building, shall be and remain at the sole risk of Tenant or such agent, invitee or person. Landlord shall not be liable for any damage to or theft or loss of such property, whether or not caused by the act or omission of any person, or by the bursting, leaking or overflowing of water, sewer, steam or sprinkler pipes, heating or plumbing fixtures, air conditioning or heating failure, gas, noxious odors or noise, or any other act or thing except to the extent of the negligence or willful misconduct of Landlord, its agents or employees. Landlord shall not under any circumstances be liable for the interruption of or any loss to Tenant's business that may result from any of the acts or causes described above. Landlord shall not be liable for any personal injury to Tenant, its agents or invitees, or to any other person, arising from the use or occupancy or condition of the Demised Premises or the Building other than liability for personal injuries resulting directly from the negligence or willful misconduct of Landlord, its agents or employees.

      22. DESTRUCTION, FIRE AND OTHER CASUALTY. (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. Landlord shall be obligated to restore the Demised Premises or Building, except as described below.

            (b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Demised Premises which is usable.

            (c) If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided.

            (d) If the Demised Premises are rendered wholly un-usable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to not rebuild it, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within ninety (90) days after such fire or casualty in which event this Lease shall expire as of the date of casualty as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice, however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. See Addendum, Paragraph 10.

            (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right to recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. Any differences or disputes between Landlord and Tenant in respect to any matters in this paragraph shall be summarily determined by submitting the same to the American Arbitration Association in Washington, D.C. Both parties shall cooperate in expediting the hearing.

      23.   BANKRUPTCY OR INSOLVENCY.

            (a) Conditions to the Assumption and Assignment of the Lease under Chapter 7 of the Bankruptcy Code. In the event that Tenant shall file a Petition for Relief pursuant to Title 7 Sections 101 et seq., or an Order for Relief is entered against Tenant, under Chapter 7 of the Bankruptcy Code, and the trustee of Tenant shall elect to assume this Lease for the purpose of assigning the same, such election and/or assignment may only be made if all of the terms and conditions of subsections (b) and (d) hereof are satisfied. If such trustee shall fail to elect to assume this Lease for the purpose of assigning the same within sixty (60) days after such trustee shall have been appointed, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Demised Premises without further obligation to Tenant or trustee, and this Lease shall be cancelled, but Landlord's right to be compensated for damages in such bankruptcy proceeding shall survive.

            (b) Conditions to the Assumption of the Lease in Bankruptcy Proceedings. In the event that Tenant files a Petition for Reorganization under Chapter 11 or 13 of the Bankruptcy Code or a proceeding filed by or against Tenant under any other Chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and the trustee of Tenant, or Tenant as a debtor-in-possession, fails to assume this Lease within sixty (60) days from the date of filing of the Petition or such conversion, the trustee or debtor-in-possession shall be deemed to have rejected this Lease. No election to assume this Lease shall be effective unless in writing and addressed to Landlord and unless, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, have been satisfied:

                  (i) The trustee or debtor-in-possession has cured or has provided Landlord adequate assurance (as defined hereunder) that (a) within ten
(10) days from the date of such assumption the trustee will cure all monetary defaults under this Lease; and (b) within thirty (30) days from the date of such assumption the trustee will cure all non-monetary defaults under this Lease.

                  (ii) The trustee or debtor-in-possession has compensated, or has provided to Landlord adequate assurance (as defined hereunder) that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

                  (iii) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

                        (A) The trustee or debtor-in-possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months' rent and other monetary charges accruing under this Lease; and

                        (B) The obligations imposed upon the trustee or debtor-in-possession shall continue with respect to Tenant after the completion of bankruptcy proceedings.

                  (iv) Landlord has determined that the assumption of the Lease will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Demised Premises.

For purposes of this section, adequate assurance shall mean: (i) Landlord shall determine that the trustee or debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or debtor-in-possession will have sufficient funds to fulfill the obligations of Tenant under this Lease; and (ii) an order shall have been entered segregating sufficient cash payable to Landlord and/or there shall have been granted a valid and perfected first lien and security interest in the property of Tenant, trustee or debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

            (c) Landlord's Option to Terminate Upon Subsequent Bankruptcy of Tenant. In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subsection
(b) hereof and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent Petition for Reorganization under Chapter 11 of the Bankruptcy Code, then in such event Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving written notice of its election to so terminate.

            (d) Conditions to the Assignment of the Lease in Bankruptcy Proceedings. If the trustee or debtor-in-possession has assumed the Lease pursuant to the terms and provisions of subsections (a) or (b) herein, for the purpose of assigning (or elects to assign) Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this subsection (d) of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. For purposes of this subsection, adequate assurance of future performance shall mean that Landlord shall have ascertained that each of the following conditions have been satisfied:

                  (i) The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant's obligations under this Lease;

                  (ii) If requested by Landlord, the assignee shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standard of creditworthiness; and

                  (iii) Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to enable Landlord to permit such assignment.

            (e) Use and Occupancy Charges. When, pursuant to the Bankruptcy Code, the trustee or debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Demised Premises or any portion thereof, such charges shall not be less than the Minimum Rent as defined in this Lease and other monetary obligations of Tenant for the payment of operating expenses, real estate taxes, insurance and similar charges.

      24.  DEFAULT OF TENANT.

            (a) Default of Tenant. The following events shall be a default ("Default") of Tenant under this Lease:

                  (1) Failure of Tenant to make any payment of Minimum Rent or Additional Rent when due and such failure shall continue for a period of five
(5) days following written notice thereof from Landlord to Tenant, provided Landlord shall only be required to give written notice of such monetary default twice in any twelve (12) month period, and thereafter it shall be a default under this Lease if Tenant shall fail to make any payment of Minimum Rent or Additional Rent within five (5) days of the due date.

                  (2) Failure of Tenant to perform or comply with any provision of this Lease to be performed or complied with by Tenant, other than provisions for the payment of Minimum Rent or Additional Rent, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided that in the event such default cannot be cured within thirty (30) days and Tenant commences to cure the default within thirty
(30) days and diligently pursues such cure, then the 30-day period shall be extended for up to an additional sixty (60) days as may be reasonably necessary to cure such default.

                  (3) The taking of this Lease or the Demised Premises, or any part thereof upon execution or by other process of law directed against Tenant, or upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, which execution or attachment shall not be discharged or disposed of within thirty (30) days after the levy thereof.

                  (4) If Tenant fails to take possession of at least fifty percent (50%) of the Demised Premises within three (3) months after the Lease Commencement Date or vacates or abandons the Demised Premises prior to the normal expiration of the term; provided Landlord's only remedy in the event of a default solely under this subparagraph (4) shall be, at Landlord's option, to take back the Demised Premises and terminate this Lease.

                  (5) The taking by Tenant, or any guarantor of Tenant's obligations hereunder, of any of the following actions: (a) its admitting in writing its inability to pay its debts generally as they become due, or (b) its filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code (as now existing or in the future amended), or an answer or other pleading admitting the material allegations of such a petition or seeking, consenting to or acquiescing in the relief provided for under such Code, or (c) its making an assignment of all or a substantial part of its property for the benefit of its creditors, or (d) its seeking or consenting to or acquiescing in the appointment of a receiver or trustee for all or a substantial part of its property or of the Demised Premises, or (e) its being adjudicated a bankrupt or insolvent, or (f) the entry of a court order without its consent, which order shall not be vacated, set aside or stayed within sixty (60) days from the date of entry, appointing a receiver or trustee for all or a substantial part of its property or approving a petition filed against it for the effecting of an arrangement in bankruptcy or for a reorganization pursuant to the Bankruptcy Code or for any other judicial modification or alteration of the rights of creditors. The provisions of this paragraph shall apply notwithstanding the payment by Tenant of a security deposit under paragraph 7 and/or the continued willingness and ability of Tenant to pay rent and otherwise perform hereunder. The receipt by Landlord of payments of rent, as such, accruing subsequent to the time of Tenant's Default under this paragraph and before Landlord has actual notice of the occurrence of an event of Default under this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph.

            (b) Remedies Upon Default. Upon the occurrence of a Default, Landlord shall have the right, at its election, then or at any time thereafter either:

                  (1) To give Tenant written notice of Landlord's intent to terminate this Lease on the date of the notice or on any later date specified in the notice, and on such date Tenant's right to possession of the Demised Premises shall cease and this Lease shall thereupon be terminated; or

                  (2) Without demand or notice, to reenter and take possession of all or any part of the Demised Premises, and expel Tenant and those claiming through Tenant, and remove the property of Tenant and any other person, either by summary proceedings or by action at law or in equity or otherwise, without being deemed guilty of trespass and without prejudice to any remedies for nonpayment or late payment of rent or breach of covenant. If Landlord elects to reenter under this subsection, Landlord may terminate this Lease, or, from time to time, without terminating this Lease, may relet all or any part of the Demised Premises as agent for Tenant for such term or terms and at such rental and upon such other terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Demised Premises. No such reentry or taking of possession of the Demised Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant under subparagraph (b)(1) above, or unless the termination be decreed by a court of competent jurisdiction at the instance of Landlord.

            (c) Liability of Tenant. If Landlord terminates this Lease pursuant to subparagraph (b) above, Tenant shall remain liable (in addition to accrued liabilities) for (l) adjusted Minimum Rent, Additional Rent and any other sums provided for in this Lease until the date this Lease would have expired had such termination not occurred, and any and all expenses (including attorney's fees, disbursements and brokerage fees) incurred by Landlord in reentering and repossessing the Demised Premises, in making good any Default of Tenant, in painting, altering, repairing or dividing the Demised Premises, in protecting and preserving the Demised Premises by use of watchmen and caretakers, and in reletting the Demised Premises for the balance of the Term, and any and all expenses which Landlord may incur during the occupancy of any new tenant for the balance of the Term; less (2) the net proceeds of any reletting prior to the date this Lease would have expired if it had not been terminated. Tenant agrees to pay to Landlord the difference between items (1) and (2) above for each month during the term, at the end of each such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including reasonable attorney's fees, with respect to any successful lawsuit or action instituted or taken by Landlord to enforce the provisions of this Lease. Tenant's liability shall survive the institution of summary proceedings and the issuance of any writ of restitution thereunder.

            (d) Liquidated Damages. If Landlord terminates this Lease pursuant to this Paragraph 24, Landlord shall have the right, at any time, at its option, to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant's liability under Paragraph 24(c) the rent and all other charges which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated, minus the fair rental value negotiated in good faith and at arm's length, of the Demised Premises for the same period, which amount shall be discounted at 8% per annum. If the Demised Premises shall have been relet for all or part of the remaining balance of the Term by Landlord after a Default but before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed the fair rental value of the Demised Premises for purposes of the foregoing determination of liquidated damages. Upon payment of such liquidated and agreed final damages, Tenant shall be released from all further liability under this Lease with respect to the period after the date of demand.

            (e) Waiver. Tenant, on its own behalf and on behalf of all persons claiming through Tenant, including all creditors, does hereby waive any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (1) to redeem the Demised Premises, (2) to reenter or repossess the Demised Premises, or (3) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court, whether such dispossession, reentry, expiration or termination be by operation of law or pursuant to the provisions of this Lease.

            (f) Right to Enjoin, Etc. In the event of any breach or threatened breach by Tenant or any person(s) claiming through Tenant of any of the provisions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or otherwise as if reentry, summary proceedings or other specific remedies were not provided for in this Lease.

            (g) Right of Distress. Landlord shall have (in addition to all other rights) all statutory rights of distress for rent and a lien on all Tenant's tangible personal property other than business records or other property of a confidential or proprietary nature as security for all adjusted Minimum Rent, Additional Rent and any other sums payable under this Lease.

            (h) Remedies Cumulative. All rights and remedies of Landlord and/or Tenant under this Lease or otherwise available shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord and/or Tenant now or hereafter existing under law. Landlord agrees to use good faith efforts to mitigate its damages under this section 24, provided Landlord shall not be required to relet the Demised Premises prior to leasing any other available space in the Center.

      25. WAIVER. If under the provisions hereof Landlord or Tenant shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of such party's rights hereunder. No waiver by Landlord or Tenant of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this Lease. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

      26. SUBORDINATION. (See Addendum, Paragraph 12.) This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect such leases or the real property of which the Demised Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. In confirmation of such subordination, Tenant shall execute promptly any certificate that the Landlord or the party secured by any deed of trust, or any successor in interest may request. Provided, however, that notwithstanding the foregoing, the party secured by any such deed of trust shall have the right to recognize this Lease and, in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale so long as the purchaser or other transferee recognizes Tenant's interest hereunder and agrees to perform the Landlord's obligations from and after the date of such transfer; and the Tenant covenants and agrees that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of said deed of trust to the lien of this Lease; provided, however, that the party secured by such deed of trust and any successor in interest shall not be bound by any payment in rent in advance for more than thirty (30) days or by any amendment or modification of this Lease made subsequent to the date of recordation of such deed of trust without the consent of the party secured by such deed of trust or such successor in interest. At the option of any landlord under any ground or underlying lease to which the Lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and Tenant covenants and agrees to attorn to such Landlord or to any successor to Landlord's interest in such ground or underlying lease, and in that event, this Lease shall continue as a direct lease between the Tenant herein and such Landlord or its successor; and, in any case, such Landlord or successor under such ground or underlying lease shall not be bound by any prepayment on the part of Tenant of any rent for more than one month in advance, so that rent shall be payable under this Lease in accordance with its terms, from the date of the termination of the ground or underlying lease, as if such prepayment had not been made; and provided, further such landlord or successor under such ground or underlying lease shall not be bound by this Lease or any amendment or modification of this Lease unless, prior to the termination of such ground or underlying lease, a copy of this Lease or amendment or modification thereof, as the case may be, shall have been delivered to such landlord or successor.

      27. CONDEMNATION. If the whole or a substantial part of the Demised Premises shall be taken or condemned by any governmental authority for any public or quasi-public use or purpose, then the Term of this Lease shall cease and terminate as of the date when title vests in such governmental authority, and Tenant shall have no claim against Landlord (or otherwise) for any portion of the amount that may be awarded as damages as a result of such taking or condemnation or for the value of any unexpired Term of the Lease; provided, however, that Tenant may assert any claim that it may have against the condemning authority for compensation for any fixtures owned by Tenant and for any relocation expenses compensable by statute. The rent, however, shall be abated on the date when such title vests in such governmental authority. If less than a substantial part of the Demised Premises is taken or condemned by any governmental authority for any public or quasi-public use or purpose, the rent shall be adjusted on a square footage basis on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For purposes hereof, a substantial part of the Demised Premises shall be considered to have been taken if more than fifty percent (50%) of the Demised Premises are unusable by Tenant.

      28. RULES AND REGULATIONS. Tenant, its agents and employees shall abide by and observe the rules and regulations attached hereto as Exhibit C and such other rules or regulations as may be promulgated from time to time by Landlord for the operation and maintenance of the Building, provided that the same are in conformity with common practice and usage in similar buildings and are not inconsistent with the provisions of this Lease and a copy thereof is sent to Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, of the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, or invitees, provided that Landlord shall enforce any such rules and regulations in a fair and non-discriminatory manner.

      29. RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT; LATE PAYMENTS. If Tenant defaults in the making of any payment or in the doings of any act herein required to be made or done by Tenant, which default is not cured within any applicable notice and cure period, then after ten (10) days prior written notice from Landlord, Landlord may, but shall not be required to, make such payments or do such act, and the amount of the reasonable and appropriate expense thereof, if made or done by Landlord, with interest thereon at the then prime rate charged by Riggs National Bank, from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute Additional Rent hereunder due and payable with the next monthly installment of rent; but the making of such payment or the doing of such act by Landlord shall not operate to cure such Default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. If Tenant fails to pay any installment of rent on or before the first day of the calendar month when such installment is due and payable and such failure is not cured within the applicable notice and/or cure period, such unpaid installment shall bear interest at the then prime rate charged by Riggs National Bank, from the date such installment became due and payable to the date of payment thereof by Tenant. If Riggs National Bank ceases to publish a prime rate, interest shall be at the prime rate charged by Citibank, F.S.B. Such interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of rent. In addition, Tenant shall pay to Landlord, as a "late charge" five percent (5%) of any payment herein required to be made by Tenant which is more than ten (10) days late to cover the costs of collecting accounts past due.

      30. HOLDING OVER. If the Tenant shall, with the knowledge and consent of the Landlord, continue to remain in the Demised Premises after the expiration of the Term of this Lease, then and in that event, Tenant shall, by virtue of this Agreement become a tenant by the month at a monthly rental equal to one hundred fifty percent (150%) of the monthly installment of rent agreed by the said

Tenant to be paid as aforesaid for the first two months of such holdover, and thereafter at twice the monthly rental previously payable hereunder, commencing said monthly tenancy with the first day next after the end of the Term above described; in addition, Tenant shall pay to Landlord all costs and damages incurred by Landlord as a result of Tenant's holding over, which sums shall be deemed Additional Rent; and said Tenant shall give to the Landlord at least thirty (30) days' written notice of any intention to quit the Demised Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Demised Premises, except in the event of non-payment of rent in advance or of the breach of any other covenant by said Tenant, in which event the said Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived; provided, however, that in the event that the Tenant shall hold over after the expiration of the Term hereby created, and if the Landlord shall desire to regain possession of the Demised Premises promptly at the expiration of the Term aforesaid, then at any time prior to Landlord's acceptance of rent from the Tenant as a monthly tenant hereunder, the Landlord, at its option, may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force.

      31. NO REPRESENTATIONS BY LANDLORD. Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein set forth. Tenant, by taking possession of the Demised Premises, shall accept the same "as is", and such taking of possession shall be conclusive evidence that the Demised Premises and the Building are in good and satisfactory condition at the time of such taking of possession; subject to the completion of "punch list" items and to latent defects in the construction of tenant improvements by Landlord.

      32. BROKERS. Tenant represents and warrants that Tenant has dealt only with the broker identified in Paragraph l(n) above in connection with this Lease and that insofar as Tenant knows, no other broker participated in or negotiated this Lease or is entitled to any commission in connection therewith and Landlord and Tenant each agrees to defend, indemnify, and hold the other party harmless from any claims by any other broker alleging to have acted on their behalf. The execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty in making this Lease.

      33. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or sent by certified or registered mail, return receipt requested, first class, postage prepaid, (i) if to Landlord, to the address set forth in Paragraph l(o) above, and (ii) if to Tenant, at the address set forth in Paragraph l(p) above prior to the Lease Commencement Date and at the Demised Premises after the Lease Commencement Date, unless notice of a change of address is given pursuant to the provisions of this paragraph.

      34. ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time, upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying to the extent accurate that this Lease has been unmodified since its execution and is in full force and effect (or if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications), (ii) stating the dates, if any, to which the rent and sums hereunder have been paid by Tenant, (iii) stating whether or not to the knowledge of Tenant, there are then existing any Defaults under this Lease (and, if so, specifying the same), and (iv) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto shall provide that such statement may be relied upon by Landlord or any prospective purchaser or mortgagee of the land and Building or any part therein. Tenant's failure to execute and deliver such statement within the time specified shall be deemed the equivalent of the delivery of a statement to the effect that Landlord is in full compliance with the terms of this Lease. Furthermore, in the event Tenant fails or refuses to execute and deliver such statement, Landlord shall send Tenant an additional notice. In the event Tenant does not hereafter execute the Certificate within ten (10) days, or provide Landlord with a satisfactory reason for Tenant's failure to do so, Landlord may, as the attorney and agent of the Tenant, execute such statement and in such event the Tenant hereby confirms and ratifies any such statement so executed.

      35. FINANCING REQUIREMENTS. In the event that any bank, insurance company, university, pension or welfare fund, savings and loan association, real estate investment trust, business trust, or other financial institution providing the first mortgage interim construction financing for the Building and/or the first mortgage permanent financing for the Building requires, as a condition of such financing, that modification to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect Tenant's use of the Demised Premises as herein permitted or any other material rights of Tenant created hereby, (c) do not materially alter the approved architectural plans and specifications, and (d) do not increase the rentals and other sums required to be paid by Tenant hereunder, Landlord shall submit such required modifications to Tenant, and Tenant shall enter into and execute a written amendment hereto incorporating such required modifications within fifteen (15) days after the same has been submitted to Tenant by Landlord. If Tenant shall fail to so enter into and execute such a written amendment, then Landlord shall thereafter have the right, at its sole option, to execute such amendment as Tenant's attorney-in-fact.

      36. COVENANTS OF LANDLORD. Landlord covenants that it has the right to make this Lease, and that if Tenant shall pay the rental and perform all of Tenant's obligations under this Lease, Tenant shall, during the term hereof, freely, peaceably and quietly occupy and enjoy the full possession of the Demised Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord. The term "Landlord" as used herein shall mean solely the owner of Landlord's interest in the property, whomever that may be at the relevant time, so that in the event of any sale or transfer of Landlord's interest in the property any prior Landlord shall be freed and relieved of all covenants and obligations of Lessor hereunder.

      37.   LIEN FOR RENT - DELETED

      38. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions hereof shall be binding upon and inure to the successors in interest and assigns of the parties hereto. Landlord may freely and fully assign its interest hereunder.

      39. ENTIRE AGREEMENT. This Lease, together with the Exhibits and any Addenda attached hereto, contain and embody the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained in this Lease and Exhibits, shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

      40. APPLICABLE LAWS. It is the agreement of the parties that this Lease is to be construed under the laws of the jurisdiction in which the Building is located.

      41.   LIMITATION OF LANDLORD'S LIABILITY.

            (a) The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of the Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.

            (b) Neither Tenant nor Landlord shall be required to perform any of its obligations under this Lease (other than the obligations to make payments hereunder), nor be liable for loss or damage for failure to do so, nor shall Tenant or Landlord, as the case may be, thereby be released from any of its obligations under this Lease, where such failure arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of any foreign country, fire and casualty, legal requirements, energy shortage, or causes beyond the reasonable control of such party, unless such loss or damage results from willful misconduct or negligence by such party or its employees.

      42. WAIVER OF REDEMPTION. Tenant hereby expressly waives, for itself and all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Demised Premises as herein provided.

      43. NO OPTION. The submission of this Lease for examination by Tenant does not constitute a reservation of or option for the Demised Premises, and this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

      44. ATTORNEY'S FEES. In the event Tenant or Landlord defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the non-defaulting party places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due hereunder, or recovery of the possession of the Demised Premises in the hands of an attorney, or files suit upon the same, the prevailing party in such action shall be entitled to recover reasonable attorney's fees.

      45. PARTIAL INVALIDITY. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be effected thereby, and each provision of this Lease shall be valid end enforced to the fullest extent permitted by law.

      46. PRONOUNS. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The Landlord has been referred to in neuter form, for convenience.

      47.   PARKING.

            (a) So long as Tenant is not in default under this Lease, Landlord hereby grants to Tenant a non-exclusive license (the "License"') to park the number of cars set forth in Paragraph l (q) above ("Parking"), for use solely by Tenant and Tenant's employees, guests and invitees in the parking area or areas serving the Building (the "Designated Parking Area"). The use of any more than the allotted Parking after thirty (30) days notice by Landlord, by Tenant, its employees, guests or invitees ("Over-use") shall be deemed an event of default under this Lease and Landlord may exercise such remedies as are provided pursuant to Paragraph 24 of this Lease. Landlord shall not be responsible to Tenant for enforcing the License or violation of the provisions of this paragraph by co-tenants of the Building, by third parties, or guests or visitors to the Building.

            (b) Landlord shall have the right to revoke the License in the event of any occurrence not caused by Landlord which reduces the number of parking spaces in the Designated Parking Area to the extent of Tenant's Pro Rata Share of the number of parking spaces by which the Designated Parking Area is so reduced, other than the event of any condemnation or taking by any lawful authority of any portion of the Designated Parking Area which reduction is covered by Paragraph 27.

            (c) Six (6) of the parking spaces allotted to Tenant shall be designated and striped (at Landlord's expense) as reserved for the exclusive use of Tenant, its employees, agents, contractors, servants, permitted subtenants, licensees and invitees. The reserved spaces shall be located in the parking lot in a specific location to be mutually agreed upon by Landlord and Tenant. Tenant shall be solely responsible for assigning the reserved parking spaces to its employees and invitees and supervising the use of the reserved parking spaces by its employees and invitees. All parking spaces, whether reserved or not, shall be provided to tenant free of charge during the Term (including any renewals thereof). If Tenant leases and occupies additional space in the Building, it shall be entitled to additional parking spaces on-site at a ratio of 3.1 spaces per 1,000 rentable square feet.

      48. COSTS ASSOCIATED WITH LANDLORD'S APPROVAL. In any and all cases where Landlord's consent or approval is required under this Lease, Tenant shall, upon Landlord's demand, reimburse Landlord, as Additional Rent, for all reasonable out-of-pocket costs and expenses, including but not limited to architectural, engineering and legal fees, which Landlord incurs in determining whether to grant its consent or approval.


      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal the day and year first hereinbefore written.



                                                LANDLORD:

Attest:                                         BELLEMEAD DEVELOPMENT
                                                 CORPORATION

/s/ Cathy Krostek                          By:  /s/ Samuel Ketive
-----------------                               -----------------
                                                Sr. Vice President

                                                TENANT:

Attest/Witness:                                 V-ONE CORPORATION

/s/ Lisa M. Albrecht                       By:  /s/ Charles B. Griffis
--------------------                            ----------------------
                                                Charles B. Griffis,
                                                Sr. Vice-President and
                                                Chief Financial Officer

                                ADDENDUM TO LEASE
                                -----------------

      THIS ADDENDUM is made this 24th day of March, 1997, by and between BELLEMEAD DEVELOPMENT CORPORATION ("Landlord") and V-ONE CORPORATION ("Tenant") as an Addendum to the Lease Agreement of even date herewith for space in the building located at 20250 Century Boulevard, Germantown, Maryland 20874 ("Lease"). Unless otherwise defined herein, all capitalized terms herein shall have the same meanings given to them in the Lease.

      1. CONDITION OF DEMISED PREMISES. The Demised Premises consist of approximately 28,312 rentable square feet, measured in accordance with BOMA standards, and including a core factor of 14%. Notwithstanding anything contained in the Lease or the Work Letter to the contrary, Landlord shall alter the Demised Premises, utilizing building standard materials, in accordance with the notes set forth on Exhibit A and A-1, and in accordance with all applicable laws. To the extent Exhibits A and A-1 conflict with the Work Letter, the terms of Exhibits A and A-1 shall control. Landlord shall use good faith efforts to provide Tenant with at least fourteen (14) days prior written notice of the date of the anticipated substantial completion of the Demised Premises. If the Demised Premises are not substantially complete within nine (9) months from the date of Tenant's execution of this Lease, and the delay is not caused by Tenant or by force majeure events as described in paragraph 41(b) of the Lease, then Tenant may terminate this Lease by providing Landlord with written notice of its intent to terminate within thirty (3) days of the expiration of such nine (9) month period.

      2.    RENTAL ABATEMENT;  ANNUAL INCREASES TO RENT.

      (a) Landlord shall waive the payment of one half of the Minimum Rent for the first six (6) months of the Lease, commencing on the Lease Commencement Date.

      (b) On the first day of the second Lease Year, as hereinafter defined, and on the first day of each subsequent Lease Year, Annual Rent then in effect shall be increased by two and one-half percent (2.5%). "Lease Year" shall mean each twelve month period running from the Lease Commencement Date, or the first day of the first month following the Lease Commencement Date if the Lease Commencement Date is other than the first day of a month.

      3.    OPERATING EXPENSE AND REAL ESTATE TAX ALLOWANCE.   (a) Paragraphs
l(i) and (j) of the Lease is hereby modified to read as follows:

            Tenant's general operating expense and real estate tax allowance per rentable square foot shall equal (i) the sum of actual Operating Expenses and Real Estate Taxes incurred by Landlord during the first Lease Year, adjusted if necessary to reflect (A) such Operating Expenses as would be incurred if the Building were at least ninety-five percent (95%) occupied, and (B) such Real Estate Taxes as would be incurred if the Building were fully assessed, divided by 106,795. Tenant's per rentable square foot per annum electrical expense allowance shall equal the actual expenses for electric current in the Building incurred by Landlord during the first

      Lease Year, adjusted to reflect 95% occupancy of the Building, divided by 106,795. Landlord hereby represents and warrants to Tenant that 106,795 is the total rentable square footage of the Building.

      (b) Notwithstanding anything in the Lease to the contrary, when determining the Operating Expenses for any Lease year, or portion thereof, for the purpose of determining adjustments to rent, as provided in paragraph 7 of the Lease, such Operating Expenses shall be adjusted, if necessary, to reflect such Operating Expenses as if the Building were at least ninety-five percent (95%) occupied.

      4. EXCLUSIONS FROM OPERATING EXPENSES. The following shall be additional exclusions from Operating Expenses under the Lease:

      (a)   reserves for repairs, maintenance and replacements;

      (b) costs or expenses associated with leasing space in the building or the sale of any interest in the building, including, without limitation, advertising and marketing, commissions or any amounts paid for or on behalf of a Tenant such as space planning, moving costs, rental and other tenant concessions;

      (c) salaries, wages, or other compensation paid to employees of any property management organization whose salaries are deemed covered by a management fee (i.e., property manager, accounting or clerical personnel);

      (d) costs of electricity outside normal business hours sold to other tenants of the Building by Landlord or any other special service to other tenants or service in excess of that furnished to Tenant or which are over and above the rent and escalations payable under the lease agreement with that tenant (including without limitation after hour HVAC costs) whether or not Landlord receives reimbursement from such tenants as an additional charge;

      (e) expenses for repairs, replacements or improvements arising from the initial construction of the Building to the extent such expenses are either (i) reimbursed to Landlord by virtue of warranties from contractors or suppliers or
(ii) result by reason of deficiencies in design or workmanship except conditions resulting from ordinary wear and tear;

      (f) any costs which are in excess of arms length competitive market prices for goods or services including any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners;

      (g) accounting or legal fees incurred in tenant disputes, or in procuring tenants, or for fees not related to the operation and maintenance of the Building but personal to Landlord;

      (h) all costs shall be "net" only and shall be reduced by the amount of insurance (or the amount of reimbursement if Landlord would have maintained insurance per Landlord's requirements in the Lease), condemnation awards or other reimbursement, recoupment, payment, discount, warrantee, guarantee or allowance received by Landlord;

      (i) cost of renovating or otherwise improving space for new tenants or in renovating space vacated by any tenant or any other work which Landlord performs for any tenant;

      (j) costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations);

      (k) interest or penalties arising by reason of Landlord's failure to timely pay any Operating Expenses or Real Estate Taxes;

      (l) compensation paid to clerks, attendants, sales persons or other persons on or in commercial concessions operated in the building;

      (m) costs incurred to contain, encapsulate, remove, or remedy any hazardous or toxic wastes, materials or substances from either the Building or Land or any tests or surveys obtained in connection with the above;

      (n) costs incurred due to Landlord's violation of any term or condition of this Lease or any other lease relating to the Building or any law, ordinance or governmental rule or regulation affecting the Building;

      (o) rental and other expenses incurred in leasing air condition systems, elevators or other equipment considered to be of a capital nature under generally accepted accounting principles, except equipment used in providing janitorial services when such equipment is not affixed to the Building;

      (p) the cost of correcting any code violations in the Building which were violations prior to the commencement date of this Lease;

      (q) costs for acquisitions of sculpture, paintings or other objects of art;

      (r) title insurance, automobile insurance, key man and other life insurance, long-term disability insurance and health, accident and sickness insurance, excepting only group plans providing reasonable benefits to persons of the grade of building manager and below employed in the operation and management of the Building (provided that the cost of insurance with respect to any such employee dividing his or her time between the Building and any other buildings shall be apportioned pro rata among all such buildings);

      (s)   the cost of removal of radon or CFC's from the Building;

      (t) any expense that under generally accepted accounting principles would not be considered a normal maintenance or operating expense;

      (u) any inheritance, estate, succession, transfer, gift tax, or capital levy shall not be included in real estate taxes and further, no franchise, corporation, income or profit tax calculated upon the Landlord's net income be passed through to the Tenant, except to the extent that if at any time during the Term of this Lease the methods of taxation prevailing at the commencement of the term of this Lease shall be altered so that in lieu of, or as a substitute for, the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed a tax, assessment, levy fee or other charge: (i) on or measured by the rents received therefrom; (ii) measured by or based in whole or in part upon the Building and imposed upon Landlord; or (iii) measured by the rent payable by Tenant under this Lease, then all such taxes, assessments, levies, impositions, charges or fees or the part thereof so measured or based, shall be deemed to be included within the term "real estate taxes".

      5. AUDIT OF OPERATING EXPENSES. In addition to any rights tenant may have at law, Tenant shall have the right to audit Landlord's Operating Expenses and Real Estate Taxes in any Lease Year in order to verify the accuracy of Landlord's Expense Statement for such Lease Year. Tenant shall notify Landlord in writing of its intent to perform such audit within ninety (90) days of Tenant's receipt of Landlord's Expense Statement for that Lease Year. Such audit shall be performed at Tenant's expense, during regular business hours, at least fourteen (14) days after Tenant's notice, but sooner if possible, at the office where Landlord maintains its Operating Expense records (which shall be in the continental United States), or, at Tenant's request, Landlord will provide Tenant with copies of such records. Landlord agrees to maintain all Operating Expense records for the Building for a minimum of three (3) years. Any audit shall be conducted by Tenant or by an independent accounting firm. Notwithstanding anything to the contrary provided herein, in the event the audit reveals a discrepancy of more than five and one-half percent (5.5%), Landlord shall reimburse Tenant for the reasonable costs of the audit, not to exceed costs reasonably incurred for an audit on a non-contingent fee basis. In the event the audit discloses any overpayment by Tenant, Landlord shall refund such overpayment to Tenant within thirty (30) days of demand.

      6. ENTRY PRIOR TO COMMENCEMENT DATE. Tenant shall be allowed to enter the Demised Premises prior to the Lease Commencement Date for the purpose of installing trade fixtures, personal property, equipments and fixtures. Such entry into the Demised Premises shall be subject to the terms and conditions of Paragraph G of the Work letter. Tenant shall indemnify Landlord and its agents and employees and save it harmless from and against any and all claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Demised Premises or any part thereof, occasioned by any negligent act or omission of the Tenant, its agents, contractors, employees, servants, permitted subtenants, invitees or licensees.

      7. SECURITY DEPOSIT. If the security deposit is in the form of cash, the deposit will be held in an interest bearing money market fund account in Summit Bank or such other similar account at another bank where Landlord may maintain its security deposits in the future. This account will be utilized solely for security deposits held by the Landlord and be separate from any other accounts maintained by the Landlord for the operation of the Building. Tenant's security deposit will not be used for any other purpose other than that provided in
Section 8 of the Lease. Provided there has not been a Default under the Lease, then Landlord shall refund to Tenant portions of the security in accordance with the following schedule:

      (a) At the beginning of the second Lease Year, Landlord shall refund to Tenant $90,000 of the security deposit plus all accrued interest.

      (b) At the beginning of the third Lease Year, Landlord shall refund to Tenant $40,000 of the security deposit plus all accrued interest.

      (c) At the beginning of the fourth Lease Year, Landlord shall refund to Tenant $80,000 of the security deposit plus all accrued interest.

      (d) At the beginning of the fifth Lease Year, Landlord shall refund to Tenant $80,000.00 of the security deposit plus all accrued interest.

      (e) At the beginning of the sixth Lease Year, Landlord shall refund to Tenant $40,000 of the security deposit plus all accrued interest.

Landlord's failure to return the Security Deposit in accordance with this paragraph shall not constitute a default by Landlord under the Lease unless Tenant notifies Landlord in writing that Tenant is entitled to a partial refund of the security deposit, and Landlord fails to refund such amount to Tenant within fifteen (15) days of the date of Tenant's notice.

      8. INTERRUPTION IN SERVICES. Notwithstanding anything contained in the Lease to the contrary, in the event Tenant is unable to operate from any portion of the Demised Premises for a period in excess of four (4) consecutive business days as a result of electricity, heating or air conditioning not being furnished to the Demised Premises resulting from Landlord's negligence or wrongful acts or as a result of burst, stopped or leaking water, gas, sewer or steam pipes resulting from Landlord's negligence or wrongful acts and Tenant shall vacate such portion of the Demised Premises as a result thereof, then the rental and all other additional charges provided for herein shall abate with respect to such portion of the Demised Premises (on a pro rata basis) from which Tenant cannot reasonably operate and vacates from the expiration of such four (4) consecutive business day period until Tenant can reasonably operate from such portion of the Demised Premises. Tenant shall only be entitled to such abatement during such period the Tenant does in fact vacate such portions of the Demised Premises. Tenant shall be deemed to have vacated the Demised if it has no personnel operating from the Demised Premises, but Tenant's agent's or employees may enter the Demised Premises for the purpose of obtaining records, supplies or equipment. The abatement of rental shall be Tenant's exclusive remedy for such negligence or wrongful acts of Landlord.

      9. INDEMNIFICATION. Landlord shall indemnify Tenant and its agents and employees and save Tenant harmless from and against any and all claims, actions, damages, liabilities and expenses in connection with loss of life, personal injury and/or damage to property arising out of any occurrence in, upon or at the common areas of the Building occasioned by any negligent act or omission of Landlord, its agents, contractors, servants, invitees, licensees or employees, or resulting from any breach, violation or nonperformance of this Lease by Landlord.

      10. DAMAGE OR DESTRUCTION. In the event the Demised Premises, a substantial portion thereof, or the Building is damaged by fire and other casualty to the extent that Tenant's use of the Demised Premises is materially interfered with, and such damage (a) is not due to the negligence or willful misconduct of Tenant, its agents or employees; and (b) such damage is not repaired within one hundred eighty (180) days of the date of the damage to the Demised Premises or Building, then Tenant shall have the right to terminate the Lease provided Tenant notifies Landlord of its intent to so terminate within thirty (30) days of the expiration of said one hundred eighty (180) day period.

      11. LANDLORD'S INSURANCE AND LIABILITY. Landlord shall maintain at its sole cost, and maintain during the term of this Lease, fire, extended coverage, malicious mischief and vandalism insurance on the Demised Premises, in an amount not less than the full replacement value of the Building and improvements therein and comprehensive general liability insurance in an amount not less than $5 million combined single limit for bodily injury, property damage and personal liability. Such policies shall contain an express waiver of any right of subrogation by the insurance company against Tenant, its agents and employees.

      12. NON-DISTURBANCE AGREEMENT. Landlord represents to Tenant that as of the date of this Lease there are no ground leases, mortgages, deeds of trust, assignments of rent or other security agreements affecting the Building or the Demised Premises ("Security Agreements"). Upon Tenant's written request, provided there is at least one (1) year left in the Term, or Tenant has exercised its renewal option described in paragraph 15 of this Addendum, Landlord agrees to use best efforts to obtain a non-disturbance agreement for the benefit of Tenant from the beneficiary of any Security Agreements entered into hereafter.

      13. SIGNAGE. Subject to receipt of all applicable governmental permits and approvals, Landlord agrees to provide Tenant with non-exclusive signage on the Building monument sign located at the driveway entrance on Century Boulevard, or, at Landlord's election, on another free-standing sign to be erected. In the event Tenant leases more than 54,465 rentable square feet in the Building, Landlord shall install, subject to receipt of all applicable governmental permits and approvals, a nonexclusive sign for tenant on the exterior of the Building. All costs for such signs, including the costs of obtaining all permits and approvals, installation, maintenance and other related fees, shall be paid by Tenant. The exact location and design of such signs shall be determined by Landlord, subject to Tenant's reasonable approval. Tenant shall have the right to at least six lines for listings on the building directory located in the entrance lobby. In addition, Landlord, at its expense, shall supply two suite entry signs.

      14. NON-EXCLUSIVE LICENSE TO USE ROOF. Provided Tenant is not in default under this Lease, Tenant shall have a nonexclusive license to use a portion of the roof of the Building for the purposes of installing and maintaining Tenant's communications equipment. The location of the equipment and such use of the roof shall be subject to Landlord's approval, shall not interfere with any other communications equipment now or hereafter installed on the roof, and shall comply with all applicable laws, rules, regulations and ordinances. Such use of the roof shall be at Tenant's sole risk and all property of Tenant, its agents or invitees, on the roof of the Building shall be and remain at the sole risk of Tenant or such agent, invitee or person. Landlord shall not be liable for any damage to or theft or loss of such property. Tenant shall indemnify Landlord and its agents and employees and save it harmless from and against any and all claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property arising from or out of the use of the roof of the Building, or any part thereof, by Tenant, its agents, contractors, employees, servants, permitted subtenants, invitees or licensees, except to the extent any of the foregoing are occasioned by the negligence or willful misconduct of Landlord, its agents or employees.

      15. RENEWAL OPTION. Provided that (a) the Lease is in full force and effect, (b) Tenant is in possession of at least seventy percent (70%) the Demised Premises, and (c) Tenant is not in default at the time it elects to extend or at the commencement of any Renewal Term, as hereinafter defined (provided, Landlord in its sole discretion shall be entitled to waive this condition), Tenant shall have the option to extend the term of this Lease for one (1) additional period of five (5) years ("Renewal Term"). The Renewal Term shall be upon the same terms and conditions as set forth in this Lease, except as set forth hereinafter:

            (i) The Minimum Rent during each Renewal Term shall be equal to the greater of ninety-five percent (95%) of the then Market Rent (as defined in subparagraph (ii) below) or the Minimum Rent in effect immediately prior to the commencement of the Renewal Term, as increased by two and one-half percent (2.5%), and as adjusted to reflect the adjustments to rent as provided in paragraph 7 of the Lease. Minimum Rent during the Renewal Term shall be increased on the first day of each Lease Year during such Renewal Term, commencing with the second Lease Year, by two and one-half percent (2.5%).

            (ii) "Market Rent" shall mean the fair market rent, as of a date 180 days prior to the expiration of the Term for the Demised Premises based upon the rents generally in effect for comparable office space in the area in which the Building is located, taking into account all concessions and conditions generally available in the marketplace. Market Rent shall be determined by negotiation between Landlord and Tenant. In the event Landlord and Tenant cannot agree on Market Rent within thirty (30) days of Tenant's exercise of its renewal option, Tenant shall notify Landlord in writing of its election either to rescind its renewal or to proceed with the determination of Market Rent by the following appraiser procedure. In the event Tenant elects the appraiser procedure, "Market Rent" shall be determined as follows: Landlord and Tenant shall each select an M.A.I. appraiser familiar with commercial and business property in the area within fourteen (14) days following Tenant's notification to Landlord of Tenant's intent to invoke this procedure. The two appraisers so selected shall have fourteen (14) days to mutually agree upon Market Rent. In the event such appraisers cannot agree upon Market Rent within such fourteen
(14) day period, they shall select a third appraiser within the next ten (10) days. Each appraiser shall then determine the fair market rental value for the Demised Premises and provide a copy of their report to Landlord and Tenant within thirty (30) days. The fair market rental value, for the purposes of determining the Minimum Rent shall be equal to the average of the fair market rental values as determined by the two (2) appraisers who are closest together in their determination of Market Rent. In determining "Market Rent" it shall be assumed that all real estate taxes and operating expenses are included in such rent and are not passed through to the Tenant as separate additional charges. Notwithstanding the foregoing, the rent for the Renewal Term shall be thereafter increased from time to time in accordance with paragraph 2 of this Addendum, and the operating expense allowances and real estate tax allowance set forth herein shall be equal to the amount of real estate taxes and operating expenses so included in the Market Rent. The determination of Market Rent pursuant to this procedure shall be binding upon Landlord and Tenant. Tenant shall have ten (10) days following the final determination of Market Rent to either rescind its renewal or proceed with renewal of the Lease.

            (iii) Tenant's option to renew, as herein provided, shall be conditioned upon and subject to each of the following:

                  A. Tenant shall notify Landlord in writing of its exercise of its option to renew at least nine (9) months prior to the expiration of the prior term.
                  B. Upon the expiration of the Renewal Term, Tenant shall have no further right to extend the term of this Lease.

                  C. Tenant's option to renew is not assignable and may be exercised only by Tenant.

                  D. Landlord shall have no obligation to do any work or perform any services with respect to the Demised Premises (other than continuing services provided pursuant to the terms of this Lease), which the Tenant shall continue to occupy in its then "as is" condition during each Renewal Term.

      16. ADDITIONAL PREMISES. Subject to (a) the rights of other existing tenants as of the date of execution of this Lease in and to any unleased premises in the Building, and (b) the conditions set forth in paragraph 17 below, Tenant shall have the right, during the first Lease Year, to lease any unleased premises in the Building. Tenant shall exercise this right by notifying the Landlord in writing, prior to the expiration of the first Lease Year, of Tenant's intent to lease certain additional premises, as identified in such notice ("Additional Premises"). The lease of the Additional Premises shall be on the same terms and conditions as this Lease, except (i) the lease of the Additional Premises shall be coterminous with this Lease, (ii) All adjustments to rent for the Additional Premises shall be made as if the Additional Premises had been leased as of the Lease Commencement Date of this Lease, (iii) there shall be no rental abatement or moving allowance associated with the Additional Premises, and (iv) all allowances and concessions, including but not limited to any allowance for tenant improvements, shall be based upon such allowances contained in this Lease, but shall be pro-rated based upon the number of months remaining in the term. Tenant shall provide Landlord with plans and specifications, approved by Landlord, for the improvement of the Additional Premises and shall execute an amendment to this Lease, reflecting the addition of the Additional Premises and all appropriate adjustments, within thirty (30) days (time being of the essence) of Tenant's notice to Landlord of its intention to lease the Additional Premises. For each day of Tenant's delay in providing approved plans and specifications or executing a lease amendment (providing Landlord does not contribute to such delay), or each day of delay caused by Tenant in the construction of the improvements to the Additional Premises (provided landlord does not contribute to such delay), Tenant shall pay to Landlord 1/30 of the monthly Minimum Rent for the Additional Premises.

      17. EXPANSION CONDITIONS. In addition to the conditions enumerated in Paragraph 16, Tenant's right to lease the Additional Premises shall also be strictly conditioned upon and subject to each of the following (provided, Landlord in its sole discretion shall be entitled to waive any or all of these conditions):

            (a) As of the date of Tenant's notice of election to lease the Additional Premises, (i) Tenant shall not be in default under the terms or provisions of this Lease, and (ii) Tenant shall be in occupancy of the entire Demised Premises.

            (b) The right to lease the Additional Premises shall be deemed personal to the Tenant named on the first and last page of this Lease, or an affiliate of such Tenant, and may not be assigned or transferred.

      18. LANDLORD WARRANTIES. Landlord warrants that the Building complies with all codes and ordinances applicable to the ownership of the Building, including the Americans with Disabilities Act. Landlord agrees to maintain the Building and its structural components in accordance with all applicable laws and regulations. Landlord shall maintain the Building and all Building systems in first-class order and repair throughout the Term of the Lease.

      19. ACCESS. Tenant shall have access to the Building and the Demised Premises twenty-four (24) hours per day each day of the year. At least one elevator will be in service at all times after normal operating hours. The Landlord shall restrict such access outside of normal business hours by use of a key pad access system to the Building, the Demised Premises and the elevators.

      20.   ADDENDUM CONTROLS.   In case of a conflict between the terms of
the Lease and this Addendum, the terms of this Addendum shall prevail.

      IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Addendum to Lease as of the date first above written.


                                                LANDLORD:

Attest:                                         BELLEMEAD DEVELOPMENT
                                                 CORPORATION

/s/ Cathy Krostek                           By: /s/ Samuel Ketive
-----------------                               -----------------
                                                Sr. Vice President

                                                TENANT:

Attest/Witness:                                 V-ONE CORPORATION

/s/ Lisa M. Albrecht                        By: /s/ Charles B. Griffis
--------------------                            ----------------------
                                                Charles B. Griffis,
                                                Sr. Vice-President and
                                                Chief Financial Officer

                                    EXHIBIT A



To be attached to and made a part of the Lease Agreement between Bellemead Development Corporation and V-One Corporation covering space on the 3rd and 4th Floors of the building located at 20250 Century Boulevard, Germantown, Maryland



                                  NOT TO SCALE




                             (L) INDICATES LOCK SET



      [GRAPHIC DEPICTING FLOOR PLAN OF THIRD FLOOR OF DEMISED PREMISES]

                                    EXHIBIT A



To be attached to and made a part of the Lease Agreement between Bellemead Development Corporation and V-One Corporation covering space on the 3rd and 4th Floors of the building located at 20250 Century Boulevard, Germantown, Maryland



                                  NOT TO SCALE





      [GRAPHIC DEPICTING FLOOR PLAN OF THIRD FLOOR OF DEMISED PREMISES]

                             (L) INDICATES LOCK SET



      [GRAPHIC DEPICTING FLOOR PLAN OF FOURTH FLOOR OF DEMISED PREMISES]

      [GRAPHIC DEPICTING FLOOR PLAN OF FOURTH FLOOR OF DEMISED PREMISES]

                                   Exhibit A-1



Tenant's non-standard or above-standard work to be provided by Landlord.

       1.    Carpet included is 30 oz. Nylon Patcraft Scholastic or equal.

       2. Armstrong Excelon VCT is included where called for, and Armstrong SDT Low Static Tile is included at Computer Room & Telephone Server Room.

       3.    One pair 6x8 glass suite entry door is included.

       4. Ceiling grid is 2x2 x 15/16, an upgrade from standard, which is 2x4.

       5. Ceiling tile is 2x2 USG 523 regular edge non-directional, an upgrade from standard.

       6. Reception area, Main Conference, CEO Conference and five (1) Executive Office, will have an allowance for wall covering.

       7.    Low partitions have a plastic laminate cap.

       8. There are dimmers and incandescent down lights included as shown on plan.

       9.    Receptacles shown by data ring are figured as PC duplex with two
             (2) offices or (2) cubicles per circuit. There are allowances for dedicated receptacles for printers and copiers; and for the Telephone Server Room & Computer Room, since these requirements are not known to us at this time.

       10. No data or phone wiring is included. Device rings with pull strings are provided where data/phone outlet is indicated.

       11. One (1) 1.5 ton supplemental 24 hour split system cooling unit is included (no reheat or humidification) in the Computer Room ceiling. Exhaust fans to the plenum are included at the Kitchens and Electrical Rooms.

       12. There is one (1) folding partition included as shown at the Training Rooms; Modern Fold or equal with STC 40 rating.

       13. There is an allowance included for the custom plastic laminate Reception Desk.

                                    EXHIBIT B
                                    ---------
                                   WORK LETTER
                                   -----------

      The provisions of this Exhibit B and the Approved Plans shall govern the construction of the Demised Premises pursuant to the Lease.

A.    PREPARATION OF PLANS AND SPECIFICATIONS
      ---------------------------------------

      1. Tenant shall promptly submit and furnish to Landlord, as hereinafter set forth, all information necessary for Landlord's space planner to prepare preliminary plans, working drawings, design drawings and specifications ("Tenant's Plans and Specifications", collectively) for all tenant improvements which Tenant desires to be installed in the Demised Premises. The information to be given by Tenant shall be of such form and content as will not require Landlord or Landlord's space planner or engineers to prepare the Tenant's Plans and Specifications or the Construction Documents (as hereinafter defined in Paragraph "A" (2) in any manner which would violate any applicable building codes. Landlord shall cause such space planner to prepare the Tenant's Plans and Specifications for Tenant and Tenant shall furnish the same to Landlord as set forth in paragraph E below. All Plans and Specifications shall be subject to Landlord's approval, which approval shall not be unreasonably withheld.

      2. Landlord, at Landlord's sole cost and expense, shall cause all necessary engineering drawings (the "Construction Documents") to be prepared based upon Tenant's Plans and Specifications.

B.    STANDARDS OF CONSTRUCTION
      -------------------------

      Landlord shall install at no cost to Tenant the following items (the "Standards of Construction"), and all other items and quantities as set forth on Exhibit A and Exhibit A-1:

                              GENERAL CONSTRUCTION
                              --------------------

      1.    FLOORS
            ------

            Floors will be finished in vinyl composition tile, or in building standard yarn dyed 22-ounce carpet. Wall base will be 4" high vinyl in the building standard color.

      2.    CEILINGS
            --------

            Ceilings will be 2'0" x 4'0" acoustic tile installed with exposed splines. Ceiling heights to be minimum of 8'10".


MD-OB-3-7/16/91

      3.    PARTITIONS
            ----------

            a. Interior partitions will extend from floor to hung ceiling and will be studded with 1/2" thick gypsum wall board on both sides (without insulation). Said partitioning shall be finished with two (2) coats of building standard paint as selected from Landlord's color chart. The selection of more than one color per room or colors or paints other than Landlord's standards shall be deemed non-standard work (as hereinafter defined in Paragraph "C") and, subject to Paragraph "C" below, shall be paid for by Tenant.

            b. Any jogs, curves or angles in any partition shall be deemed non-standard work (as hereinafter defined in Paragraph "C") and, subject to Paragraph "C" below, shall be paid for by Tenant.

            c. Interior partitions shall be provided as required, not to exceed one (1) lineal foot of partitioning for each twelve
                  (12) square feet of rentable space leased.

            d.    Demising partitions will be provided as required.

      4.    DOORS AND FRAMES
            ----------------

            Building standard entrance doors shall be provided as required by code. Building standard interior doors shall be 3'0" x 8'0" x 1-3/4" solid core rotary cut oak wood doors with hollow metal frames and shall be provided as required, not to exceed one door per two hundred fifty (250) square feet of rentable space leased.

      5.    HARDWARE
            --------

            Locksets with one key and exposed closer will be provided on the allowed tenant entrance door or doors, if more than one is required by code. Building standard latchsets and door stops will be provided for all interior doors.

      6.    BLINDS
            ------

            Windows shall be furnished with building standard interior adjustable blinds. Tenant may add decorative draperies to be provided and installed at its own cost.

                             ELECTRICAL CONSTRUCTION
                             -----------------------

      1.    WIRING
            ------

            Landlord shall provide facilities sufficient for 2 watts per square foot of net usable space leased connected load at 110-120V for general use and facilities sufficient for 2.5 watts per square foot of net usable space leased connected load at 277-480V 3-phase for fluorescent lighting.

MD-OB-3-7/16/91

      2.    LIGHTING
            --------

            Landlord shall furnish and install 2'0" x 4'0" recessed fluorescent units containing three (3) 40 watt rapid start lamps with a three inch deep, 18 cell parabolic louver and a return air frame as required, not to exceed one (1) fixture for every eighty (80) square feet of net usable space leased. The cost of lamps and ballasts beyond the initial installation is not included.

      3.    ELECTRICAL OUTLETS
            ------------------

            Landlord shall furnish and install duplex electrical wall receptacle outlets as required, not to exceed one outlet for every one hundred fifty (150) square feet of rentable space leased, to be located on interior partitions at a height of 18" above finished floor.

      4.    TELEPHONE OUTLETS
            -----------------

            Tenant shall make arrangements and pay for the installation of its required telephone and data communications installation within the Demised Premises and will cause the installation to be performed at a time compatible with Landlord's Work. All communications installation shall be in compliance with the National Electrical Code and all other code requirements. Tenant shall be responsible for damage caused to the Premises by Tenant's installation of telephone and data communications equipment.

      5.    SWITCHES
            --------

            Landlord shall furnish and install single-pole single-throw toggle switches as required, to control Tenant area lighting, not to exceed one per room.

                             MECHANICAL CONSTRUCTION
                             -----------------------

      1. Subject to any applicable governmental rules, laws, regulations, etc., Landlord shall furnish and install a complete year-round heating, ventilating, and air-conditioning system to provide interior conditions to 78 degrees F. dry bulb and 50% relative humidity when outside conditions are 95 degrees F. dry bulb and 75 degrees wet bulb, and 70 degrees F. inside when outside temperatures are 0 degrees F. The Building and the Demised Premises shall be in compliance with current ASHRAE standards.

      2. Where required by code, Landlord has furnished and installed full floor sprinkler systems. Landlord shall, at its expense, alter existing systems to maintain code, to the extent required.

MD-OB-3-7/16/91

C.    TENANT'S ABOVE STANDARD AND NON-STANDARD WORK
      ---------------------------------------------

      1. Other than as shown in the Approved Plans, Landlord, at Tenant's sole cost and expense, further agrees to perform all work which may consist of either (a) the installation of quantities of Standards of Construction materials which are in excess of the quantities specified in Paragraph "B" above (the "above standard work") and/or (b) the performance of work other than the installation of the Standards of Construction materials (the "non-standard work"). Other than as shown on the Approved Plans, prior to commencing any such non-standard work, Landlord will notify Tenant of (i) any long lead time materials required in such non-standard work and (ii) any nonstandard work which Landlord may require Tenant, at Tenant's expense, to remove from the Demised Premises upon the expiration or termination of this Lease, and shall submit to Tenant a written statement (the "Statement") of the cost (which shall include Landlord's normal overhead and profit of 7% and 5% respectively) of any such above standard and non-standard work as set forth above. If Tenant shall fail to approve in writing any such Statement within five
            (5) days, the nonstandard work shall be deemed disapproved in all respects by Tenant and Landlord shall not be obligated to proceed thereon. In such event, Landlord may proceed to complete the Standards of Construction and any above standard work but Landlord shall not be obligated to perform any non-standard work shown on Tenant's Plans and Specifications. Tenant agrees to pay Landlord promptly upon being billed therefore for all costs of the work to be paid for by Tenant as follows: (a) Fifty percent (50%) upon approval of the Statement; and, (b) the balance (including the cost of any additional items requested to be installed by Landlord) upon the date the Premises have been substantially completed by Landlord. Failure to pay Landlord as required herein shall constitute default under the Lease in payment of Additional Rent and Landlord shall be entitled to all rights and remedies therefor as provided in the Lease.

      2. Tenant may, at its option, employ its own subcontractors for finishing trades work, such as carpentry, millwork, cabinet work, carpeting and draperies as may be initially furnished and installed by Tenant in the Demised Premises, provided such subcontractors' work is in harmony with and does not interfere with the labor employed by Landlord, its contractors, and otherwise complies with the provisions of the Lease, and provided Tenant's subcontractors accept the administrative supervision of Landlord's representatives.

      3. Workmen's Compensation, public liability insurance and property damage insurance, with a hold harmless provision, all in amounts and with companies reasonably satisfactory to Landlord, shall be maintained by such finish trades subcontractors; certificates of such insurance shall be furnished to Landlord, prior to commencement of work, for review and approval.

      4. No credit is intended nor shall be allowed for any unused portion of work allowed by Landlord.

MD-OB-3-7/16/91

D.    COMPLETION
      ----------

            Landlord agrees to use reasonable efforts to cause the Standards of Construction and all above standard work and non-standard work to be performed in a good and workmanlike manner so as to be "substantially completed" (as hereinafter defined) on or before the Estimated Commencement Date, subject to delays of the nature described in items 1 through 5 below and delays of the nature described in Paragraph 41(b) of the Lease. It is agreed that notwithstanding the Estimated Commencement Date provided in the Lease for commencement of the Term, the Lease shall not commence until Landlord shall have substantially completed all work to be performed by Landlord as hereinbefore set forth in Paragraphs "B" and "C", and said Estimated Commencement Date of the Term and expiration date of the Term shall be extended by an equal number of days of Landlord's delay; provided, however, there shall be no extension of the Estimated Commencement Date or the expiration date of the Term if Landlord shall be delayed in substantially completing the work to be performed by Landlord as a result of:

      1. Tenant's failure to timely furnish the information necessary for Landlord to prepare Tenant's Plans and Specifications in accordance with Paragraph "E" below or Tenant's failure to approve the cost Statement referred to in Paragraph "C" above; or

      2.    INTENTIONALLY DELETED

      3. Changes requested by Tenant in Tenant's Plans and Specifications or the Construction Documents; or

      4. The performance by a person, firm or corporation employed by Tenant to perform work in the Demised Premises, or the completion of the said work by the said person, firm or corporation which work is not in compliance with Section G of this Work Letter; or

      5. Tenant's failure to execute and deliver this Lease to Landlord on or before MARCH 17, 1997 or approve changes and/or plans in a timely manner.

            The work to be performed by Landlord shall be considered "substantially completed" for all purposes under this Work Letter and the Lease when such work has been completed in substantial compliance with the Tenant plans and specifications and the Construction Documents, except for "punch list" items and either a temporary or permanent Certificate of Occupancy has been obtained for the Demised Premises. When Landlord is of the reasonable opinion that such work is substantially completed, then Landlord shall so notify Tenant. Tenant agrees that upon such notification, Tenant will promptly (and not later than three (3) days after the day of Landlord's notice and in any event prior to Tenant moving its equipment and property into the Demised Premises) inspect the Demised Premises and execute Landlord's standard punch list ("Punch List") which shall identify any uncompleted portions of such work. Tenant agrees that at the request of Landlord from time to time thereafter, Tenant shall promptly furnish to Landlord a revised Punch List reflecting the completion of any prior Punch List items. It is mutually agreed that if the Punch List or any revised Punch List consists only of items the non-completion of which would not

MD-OB-3-7/16/91
            materially impair Tenant's use or occupancy of the Demised Premises or such work is otherwise substantially completed, then, in such event, the Demised Premises shall be deemed to be complete and Tenant will acknowledge in writing that the Demised Premises are complete and accept possession of the Demised Premises with the understanding that Landlord shall diligently complete the mutually agreed upon Punch List items. If Tenant fails to conduct such inspection or execute the Punch List, Landlord is authorized to complete and sign the Punch List on behalf of Tenant, which as so completed shall be binding upon Tenant.

E.    SUBSTITUTIONS
      -------------

            All work shall require the installation of new materials at least comparable to the quality installed in the Building. Tenant may substitute materials, equipment, and fixtures for those specified as Standards of Construction with written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall pay Landlord promptly upon being billed therefor for Landlord's cost for such substitute items which are in excess of such substituted items plus additional mark up for Landlord's expenses and profit (7% and 5%, respectively) in handling the substitution. Tenant may also request Landlord to omit the installation of any item not already installed, and, provided such omission shall not delay Landlord's work, Landlord shall not be obligated to install the same.

F.    SCHEDULE OF DELIVERY OF TENANT'S PLANS AND SPECIFICATIONS
      ---------------------------------------------------------


            Substitutions or changes shall include the following information, to the extent applicable:

       1. The location and extent of floor loading and floor openings in excess of building standard.

       2. The special air-conditioning needs by location and general description of need.

       3. Location and description of plumbing requirements, including plans, sections and equipment data.

       4. Estimated total electrical load including lighting for entire space.

       5. Location and description of special floor loading areas such as libraries, computer rooms, and file rooms.

       6.    Partition locations and type.


MD-OB-3-7/16/91

       7.    Door locations, size and type.

       8. Reflected ceiling plans, including any non-standard lighting and/or switching details.

       9. Location of telephone outlets and electrical outlets, including specifications regarding electric load, socket, grounding, clean power or dedicated circuit information.

       10.   Any structural architectural installations.

       11.   Air-conditioning loads.

       12.   Specific plumbing required, including plans and sections.

       13.   Cabinetwork and any other information affecting other trades.

       14. Non-building standard ceiling heights and/or materials, and any other information that is appropriate but not delineated herein.

       15. Tenant's electrical requirements and distribution, as well as the location of electrical and telephone rooms.

       16. Decorative plans including paint schedule, floor covering, draperies and wall coverings.

       17.   Non-structural architectural detailing.

G.    PERFORMANCE OF WORK BY TENANT
      -----------------------------

            If Tenant desires to install Tenant's trade fixtures, personal property, equipment fixtures in the Demised Premises, Tenant and its agents and contractors may enter into the Demised Premises prior to the date specified in the Lease for the commencement of the term in order that Tenant may perform such work. The foregoing right of entry prior to commencement of the term, however, is conditioned upon Tenant's workmen and contractors working in harmony and not interfering with the labor employed by Landlord, Landlord's workmen or contractors or by any other tenant or their contractors and compliance with the terms of the Lease. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours' written notice to Tenant. In addition, Workmen's Compensation and public liability insurance, with hold harmless provisions, all in an amount and with companies and on forms satisfactory to Landlord, shall be provided and at all times maintained by Tenant's outside contractors engaged in the performance of the work, and before proceeding with the work, certificates of such insurance shall be furnished to Landlord. Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except as to the covenant to

MD-OB-3-7/16/91
            pay rent, and Tenant and its contractors shall have use of available building services and facilities, free of charge. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to the commencement of the term of the Lease, and same being solely at Tenant's risk. The provisions of the Work Letter are specifically subject to the provisions of the Lease.

H. Tenant, upon reasonable notice to Landlord, and accompanied by an agent or representative of the Landlord if so required by Landlord, shall have reasonable access to the Demised Premises to inspect the progress of construction, provided Tenant does not interfere with the construction of the improvements to the Demised Premises.










MD-OB-3-7/16/91

                        BELLEMEAD DEVELOPMENT CORPORATION
                        ---------------------------------

                                   EXHIBIT "C"
                                   -----------

                              RULES AND REGULATIONS
                              ---------------------

      The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building. Any violation of these rules and regulations by Tenant which continues after notice from Landlord, shall be considered a default under the Lease, following all applicable notice and cure periods.

      The Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the following rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord. To the extent any provisions contained herein are inconsistent with the provisions of the Tenant's Lease (including any addendum thereto), the terms of such Lease (including any addendum thereto) shall control.

      Landlord shall have the continuing right to amend or eliminate any of these rules and regulations, and also to adopt additional reasonable rules and regulations of like force and effect. Any change of whatsoever nature shall be effective five (5) days after delivery of written notice thereof to the Demised Premises, subject to the requirements of Tenant's Lease.

      1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for the common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its demised premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions of facilities of the Building.

      2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens visible from the exterior of the Demised Premises shall be attached to or hung in, or used in connection with, any window or door of any tenant's demised premises without the prior written consent of Landlord (not to be unreasonably withheld, conditioned or delayed). Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

      3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of its demised premises or Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

      4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

      5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same.

      6. There shall be no marking, painting, drilling into or other form of defacing or damage of any part of the Building and no drilling into or other form of defacing or damage to any part of the Demised Premises. No boring, cutting or stringing of wires in a manner which creates a safety hazard or is in violation of applicable codes shall be permitted. No tenant shall construct, maintain use or operate within its demised premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system audible outside the Demised Premises.

      7. No bicycles, vehicles, or animals, birds or pets of any kind shall be brought into or kept in or about any tenant's demised premises. No cooking (other than microwave cooking) shall be done or permitted by any tenant on its demised premises, except that, with Landlord's prior approval, a tenant may install and operate for the convenience of its employees, a lounge or coffee room with stove, sink and refrigerator. No tenant shall cause or permit any unusual or objectionable odors to permeate from its demised premises.

      8. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the retail or wholesale sale of merchandise, goods or property of any kind to the general public.

      9. No tenant shall make, or permit to be made, any unseeming or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises of those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

      10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Building, except ordinary cleaning products normally found in offices, provided such products are used properly and in accordance with all applicable rules and regulations.

      11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, storage, and toilet rooms, whether or not such keys were furnished by Landlord or procured by tenant, and only in the event of the loss of any such keys to locks for which the Landlord has no copies, such tenant shall pay to the Landlord the cost thereof.

      12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place in such manner and during such hours as Landlord or its a managing agent may reasonably determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the Lease.

      13. Any person employed by any tenant to do janitor work within its demised premises must obtain Landlord's consent prior to commencing such work, and such person shall, while in the Building, comply with all instructions issued by the managing agent of the Building. No tenant shall engage or pay any employees on its demised premises, except those actually working for such tenant on its demised premises.

      14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, the tenant shall refrain from or discontinue such advertising.

      15. The Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m. Monday thru Saturday, Sundays and legal holidays to register. Each tenant shall be responsible for all persons for whom it authorizes entry into or exit out of the Building, and shall be liable to the Landlord for all acts of such persons.

      16. The Building shall not be used for lodging or sleeping or for any immoral or illegal purposes.

      17. Each tenant shall cooperate with Landlord and Landlord's designated transportation coordinator in complying with (and to the extent feasible, participating with Landlord in) traffic mitigation programs, ridesharing programs, surveys, reports and transit related programs intended to promote the use of public transportation, ridesharing and non-peak hour traffic in the Germantown, Maryland area.

      18. Each tenant, before closing and leaving its demised premises at any time, shall make reasonable efforts to see that all lights, electrical appliances and mechanical equipment are turned off.

      19. The requirements of tenants will be attended to only upon application at the office of the Building. Employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building.

      20. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

      21. No water cooler affixed to Tenant's demised premises, plumbing or electrical fixtures shall be installed by any tenant without Landlord's prior consent.

      22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

      23. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates. In the event any tenant fails to cut around access plates, repairs to such tenant's carpet shall be the expense of the tenant. Each tenant agrees to give access to Landlord at any time to access plates to underfloor conduits whether work to be done by Landlord is for tenant's space or for some other tenant within the Building.

      24. Mats, trash or other objects shall not be placed in the public corridors.

      25. Landlord does not maintain suite finishes which are non-standard such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, Landlord will arrange for the work to be done at the tenant's expense.

      26. No tenant shall use, without Landlord's consent, an average of more than 4.5 watts of electricity per rentable square foot for all purposes including lighting and power, exclusive of HVAC and fire a life safety power, except specialty HVAC and fire and life safety power installed in the Demised Premises for the benefit of the Tenant. Landlord's consent to the installation of electrical equipment shall not relieve any tenant from the obligation not to use more electricity than such capacity.

      27. Smoking shall not be permitted by Tenant and/or Tenant's employees, customers, invitees and guests in the common areas of the Building, including, without limitation, elevators, restrooms, lobbies and hallways.

                                    EXHIBIT D
                                    ---------

                               SAMPLE RENT LETTER
                               ------------------



In accordance with the terms of our lease and by our mutual consent, our lease will commence (commenced) _____________________ and (will) terminate ________________ (_____) years thereafter on _________________________.

The basic annual rent is $___________, payable in equal monthly installments of $__________. Since we do not invoice the monthly rent, please advise your Accounts Payable department to forward the rent, due the first of each month, direct to _________________________________, 4 Becker Farm Road, Roseland, New
Jersey 07068.

We acknowledge receipt of rent for the month of _________________, therefore, your next rental payment will be due ______________.

If you are in agreement with the above, please sign and return to me the enclosed copy of this letter. The original should be attached to and made part of your lease.

                                    Very truly yours,



                                    Eric H. Grosseibl
                                    Vice President & Treasurer

Encl.

AGREED TO AND ACCEPTED: ___________________________________________________

BY: ____________________________________   DATE: __________________________

                                    EXHIBIT E

                   CLEANING AND CHAR SERVICE SPECIFICATIONS
                   ----------------------------------------

General Office Cleaning
-----------------------

Cleaning Services shall be provided Monday through Friday (excluding Legal Holidays) after 5:30 p.m. and before 8:00 a.m. of the next business day.

Furniture will be dusted and desk tops will be wiped clean. Desks with loose papers on the top will not be cleaned.

Window sills and baseboards shall be dusted and washed when necessary.

Office wastepaper baskets shall be emptied. Cartons or refuse in excess of that which can be placed in wastepaper baskets will not be removed. Tenants are required to place and mark such unusual refuse in trash cans or a spot designated by the Landlord.

Cleaning service personnel shall not remove nor clean tea or coffee cups or similar containers; also, if such liquids are spilled in wastebaskets, the wastebaskets shall be emptied but not otherwise cleaned.

Vinyl composition floor tiles shall be swept daily. Carpets shall be swept daily and vacuumed weekly.

All closet shelving, coat racks, etc., shall be dusted weekly.

Lavatories
----------

All lavatory floors to be swept and washed with disinfectant nightly.

Tile walls and dividing partitions to be washed and disinfected weekly.

Basins, bowls, and urinals to be washed and disinfected nightly.

Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.

Waste receptacles and wash dispensaries shall be filled with appropriate tissues, towels, and soap supplied by Tenant.

Main Lobby Elevators, Building Exterior and Corridors
-----------------------------------------------------

All floors in Main Lobby shall be wiped and washed nightly.

Elevator cabs shall be wiped clean nightly and thoroughly cleaned and polished weekly.

Lobby walls, glass, etc., shall be wiped clean nightly and thoroughly cleaned and polished weekly.

Lobby entrance doors and window shall be washed weekly.

Windows shall be cleaned when necessary but not more than once a quarter, inside and outside.

Miscellaneous Services
----------------------

Sidewalks in front of building entrances shall be swept nightly.

Remove snow and ice from sidewalks and parking areas when accumulation reaches 3" or more.

Stairways shall be cleaned as required.

Custodian's rooms and mechanical rooms shall be kept clean.

Work Excluded
-------------

Cleaning services do not include the washing or polishing, nor waxing of furniture, files, cabinets, wastebaskets, or other personal property of Tenant. Should Tenant desire such work to be performed, Tenant may make arrangements for same directly with Landlord's cleaning service personnel.

                                    EXHIBIT F

                                 LEGAL HOLIDAYS
                                 --------------


The day(s) officially celebrated in the State of Maryland for the following holidays:

      New Year's Day

      Washington's Birthday

      Memorial Day

      Independence Day

      Labor Day

      Thanksgiving

      Christmas